                                                                     EXHIBIT 2.1

                         PURCHASE AND EXCHANGE AGREEMENT

                                  by and among

                       NASSAU BROADCASTING PARTNERS, L.P.,

                           THE SELLERS LISTED ON THE
                            SIGNATURE PAGES HEREOF,

                                 SELLERS' AGENT

                                       and

                       NASSAU BROADCASTING PARTNERS, INC.







                            Dated as of March 24, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

Definitions
    Section 1.1   Certain Definitions .......................................  2
                  -------------------
    Section 1.2   Cross References ..........................................  8
                  ----------------
    Section 1.3   Singular and Plural ....................................... 10
                  -------------------

                                    ARTICLE II

Purchase and Exchange of Subject Interests; Closing
    Section 2.1   Purchase and Exchange ..................................... 10
                  ---------------------
    Section 2.2   Cash Consideration and Payment; Deposit for Purchase;
                  ------------------------------------------------------
                  Contribution and Exchange ................................. 10
                  -------------------------
    Section 2.3   Time and Place of Closing ................................. 11
                  -------------------------
    Section 2.4   The Closing ............................................... 11
                  -----------
    Section 2.5   Purchase and Sale of Shares of NBP ........................ 14
                  ----------------------------------
    Section 2.6   Net Working Capital Adjustments ........................... 14
                  -------------------------------

                                   ARTICLE III

Representations and Warranties of Sellers as to the Companies
    Section 3.1   Organization; Authorization; etc .......................... 16
                  --------------------------------
    Section 3.2   Capitalization ............................................ 17
                  --------------
    Section 3.3   Financial Statements ...................................... 18
                  --------------------
    Section 3.4   Licenses .................................................. 19
                  --------
    Section 3.5   Operation of Radio Stations; FCC Reports .................. 19
                  ----------------------------------------
    Section 3.6   Consents .................................................. 19
                  --------
    Section 3.7   Contracts, Leases, Options and Commitments ................ 20
                  ------------------------------------------
    Section 3.8   Assets .................................................... 20
                  ------
    Section 3.9   Trade Rights, etc ......................................... 20
                  -----------------
    Section 3.10  Changes since December 31, 1999 ........................... 21
                  -------------------------------
    Section 3.11  Significant Customers ..................................... 22
                  ---------------------
    Section 3.12  Litigation, etc ........................................... 22
                  ---------------
    Section 3.13  Employees and Employee Benefit Plans ...................... 23
                  ------------------------------------
    Section 3.14  Insurance ................................................. 24
                  ---------
    Section 3.15  Taxes ..................................................... 24
                  -----

    Section 3.16  Authorized Signatories .................................... 25
                  ----------------------
    Section 3.17  Brokers, Finders, etc ..................................... 25
                  ---------------------
    Section 3.18  Real Property ............................................. 25
                  -------------
    Section 3.19  Holding Companies ......................................... 26
                  -----------------
    Section 3.20  Subsidiaries .............................................. 26
                  ------------
    Section 3.21  Environmental Matters ..................................... 26
                  ---------------------
    Section 3.22  Accounts Receivable ....................................... 26
                  -------------------
    Section 3.23  Acquisition Agreements .................................... 26
                  ----------------------
    Section 3.24  Affiliate Transactions .................................... 27
                  ----------------------
    Section 3.25  No Misrepresentation ...................................... 27
                  --------------------

                                  ARTICLE IIIA

Representations and Warranties of Sellers as to Organization, Authorization,
etc.
    Section 3A.1. Organization; Authorization; etc .......................... 27
                  --------------------------------
    Section 3A.2. Investment by Continuing Sellers                            28
                  --------------------------------

                                   ARTICLE IV

Representations and Warranties of Buyer and NBP
    Section 4.1   Organization; Authorization; etc .......................... 29
                  --------------------------------
    Section 4.2   Capitalization ............................................ 30
                  --------------
    Section 4.3   Financial Statements ...................................... 30
                  --------------------
    Section 4.4   Licenses .................................................. 31
                  --------
    Section 4.5   Operation of Radio Stations FCC Reports ................... 31
                  ---------------------------------------
    Section 4.6   Consents .................................................. 31
                  --------
    Section 4.7   Assets .................................................... 32
                  ------
    Section 4.8   Trade Rights, etc ......................................... 32
                  -----------------
    Section 4.9   Changes Since December 31, 1999 ........................... 32
                  -------------------------------
    Section 4.10  Litigation, etc ........................................... 33
                  ---------------
    Section 4.11  Taxes ..................................................... 33
                  -----
    Section 4.12  Brokers, Finders, etc ..................................... 34
                  ---------------------
    Section 4.13  Real Property ............................................. 34
                  -------------
    Section 4.14  Subsidiaries .............................................. 34
                  ------------
    Section 4.15  Reserved .................................................. 34
                  --------
    Section 4.16  Insurance ................................................. 34
                  ---------
    Section 4.17  Investment by Buyer ....................................... 34
                  -------------------
    Section 4.18  Accounts Receivable ....................................... 35
                  -------------------
    Section 4.19  Environmental Matters ..................................... 35
                  ---------------------
    Section 4.20  No Misrepresentation ...................................... 35
                  --------------------

                                    ARTICLE V

Covenants of the Parties
    Section 5.1   Covenants of Sellers ...................................... 36
                  --------------------
    Section 5.2   Covenant of Buyer Regarding Aurora Communications Lease ... 40
                  -------------------------------------------------------
    Section 5.3   Additional Covenants of Buyer ............................. 40
                  -----------------------------
    Section 5.4   Covenants of Sellers and Buyer ............................ 42
                  ------------------------------

                                   ARTICLE VI

Conditions to the Closing
    Section 6.1   Conditions of the Parties ................................. 44
                  -------------------------
    Section 6.2   Conditions of Buyer ....................................... 45
                  -------------------
    Section 6.3   Conditions of Sellers ..................................... 46
                  ---------------------

                                  ARTICLE VII

Indemnity
    Section 7.1   Indemnity and Indemnification Procedure ................... 47
                  ---------------------------------------
    Section 7.2   Limitation of Indemnification Liability ................... 49
                  ---------------------------------------
    Section 7.3   Definition of Damages or Damages .......................... 51
                  --------------------------------
    Section 7.4   Survival .................................................. 51
                  --------

                                 ARTICLE VIII

Termination
    Section 8.1   Termination ............................................... 51
                  -----------
    Section 8.2   Effect of Termination ..................................... 53
                  ---------------------

                                   ARTICLE IX

Miscellaneous
    Section 9.1   Control of the Radio Stations ............................. 54
                  -----------------------------
    Section 9.2   Benefitting Sellers ....................................... 54
                  -------------------
    Section 9.3   Buyer Incorporation ....................................... 54
                  -------------------
    Section 9.4   Assignment of Rights; Successors and Assigns .............. 55
                  --------------------------------------------
    Section 9.5   Notices ................................................... 55
                  -------
    Section 9.6   Expenses .................................................. 56
                  --------
    Section 9.7   Appointment of Sellers' Agent ............................. 56
                  -----------------------------
    Section 9.8   Remedies .................................................. 57
                  --------
    Section 9.9   Publicity and Disclosures ................................. 58
                  -------------------------
    Section 9.10  Interpretation ............................................ 58
                  --------------

    Section 9.11  Counterparts .............................................. 58
                  ------------
    Section 9.12  No Implied Waiver ......................................... 58
                  -----------------
    Section 9.13  Entire Agreement .......................................... 58
                  ----------------
    Section 9.14  Governing Law ............................................. 58
                  -------------
    Section 9.15  Amendment ................................................. 58
                  ---------

                             EXHIBITS AND SCHEDULES
                             ----------------------

   Exhibit A                Schedule of Subject Interests, Purchase and Exchange
                            Consideration, etc.
   Exhibit B                Form of Escrow Agreement
   Exhibit C                Form of Registration Rights Agreement
   Exhibit D                Form of Employment Termination and Non-Competition
                            Agreement
   Exhibit E                Form of Second Restated Securityholders' Agreement
   Exhibit F                Form of Amendment to Restated Investment Agreement
   Exhibit G                Fourth Restated Agreement of Limited Partnership

   Schedule 1.1(a)          Aurora Permitted Encumbrances
   Schedule 1.1(b)          Nassau Permitted Encumbrances
   Schedule 1.1(c)          Radio Stations
   Schedule 1.1(d)          Reduction Liabilities
   Schedule 3.1(c)          Consents and Approvals
   Schedule 3.1(e)          Certain Information about the Companies
   Schedule 3.2             Capitalization
   Schedule 3.3             Financial and Operating Statements Delivered
   Schedule 3.4(a)          FCC Licenses
   Schedule 3.4(b)          Pending Applications
   Schedule 3.6(a)          Consents and Approvals of Government Authorities
   Schedule 3.7             Contracts, Leases, etc.
   Schedule 3.9             Trade Rights, etc.
   Schedule 3.10            Adverse Changes
   Schedule 3.12            Litigation, etc.
   Schedule 3.13            Employees and Employee Benefit Plans
   Schedule 3.14            Insurance
   Schedule 3.16            Authorized Signatories
   Schedule 3.18            Real Property
   Schedule 3.19            Holding Company Matters
   Schedule 3.21            Environmental Matters
   Schedule 3.22            Accounts Receivable
   Schedule 3.24            Affiliate Transactions
   Schedule 3A.1(c)         Consents and Approvals
   Schedule 4.1             Consents and Approvals
   Schedule 4.1(d)          Certain Information about the Nassau Companies
   Schedule 4.2             Capitalization
   Schedule 4.3             Financial and Operating Statements Delivered
   Schedule 4.4(a)          FCC Licenses
   Schedule 4.4(b)          Pending Applications
   Schedule 4.6             Consents and Approvals of Governmental Authorities
   Schedule 4.8             Trade Rights, Etc.

   Schedule 4.9             Adverse Changes
   Schedule 4.10            Litigation, etc.
   Schedule 4.13            Real Property
   Schedule 4.18            Accounts Receivable
   Schedule 4.19            Environmental Matters
   Schedule 5.1(a)          Severance and Termination Payments
   Schedule 5.3(a)          Conduct of Business

                         PURCHASE AND EXCHANGE AGREEMENT
                         -------------------------------


     PURCHASE AND EXCHANGE AGREEMENT dated as of March 24, 2000 (this "Agreement") among Nassau Broadcasting Partners, L.P., a Delaware limited partnership ("Buyer"); the parties hereto listed as "Sellers" on the signature pages hereof (collectively, "Sellers"); BancAmerica Capital Investors SBIC I, L.P., as agent for the Sellers ("Sellers' Agent"); and Nassau Broadcasting Partners, Inc., a Delaware corporation and the managing general partner of Buyer ("NBP").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the AMI Sellers (as defined in Article I below) own all of the capital stock (the "AMI Shares") of Aurora Management, Inc., a Delaware corporation ("AMI"); the AMI Shares are more fully described in Exhibit A;
                                                                ---------

     WHEREAS, the Allied Sellers (as defined in Article I below) own all of the capital stock (the "AAA" Shares") of Allied Aurora Acquisition Corp., a Maryland corporation ("AAA," together with AMI, the "Corporate Holders"); and the AMI Sellers and the Allied Sellers are referred to herein as the "Corporation Sellers"); the AAA Shares are more fully described in Exhibit A.
                                                      ---------

     WHEREAS, the LLC Sellers (as defined in Article I below), together with the Corporate Holders, own all of the membership and other limited liability company ownership interests of Aurora Communications, LLC, a Delaware limited liability company("Aurora Communications") (such ownership interests owned by the LLC Sellers being referred to herein as the "LLC Interests"; the LLC Interests, together with the AMI Shares and the AAA Shares, being referred to herein as the "Subject Interests"); the LLC Interests are more fully described in Exhibit A;
                                                                    ---------

     WHEREAS, Aurora Communications owns all of the membership and other limited liability company ownership interests of Aurora Holding, LLC, a Delaware LLC ("Aurora Holding");

     WHEREAS, Aurora Holding owns all of the membership and other limited liability company ownership interests of each of Aurora of Bridgeport, LLC, a Delaware limited liability company ("Aurora Bridgeport"), Aurora of Bridgeport License Company, LLC, a Delaware limited liability company ("ABLC"), Aurora of Westchester, LLC, a Delaware limited liability company ("Aurora Westchester"), Aurora of Westchester License Company, LLC, a Delaware limited liability company ("AWLC"), Aurora of Danbury, LLC, a Delaware limited liability company ("Aurora Danbury"), and Aurora of Danbury License Company, LLC, a Delaware limited liability company ("ADLC," and together with Aurora Bridgeport, ABLC, Aurora Westchester, AWLC and Aurora Danbury, the "Radio Station Companies"; the Radio Station

Companies, together with AMI, AAA, Aurora Communications and Aurora Holding, the "Companies"); and

     WHEREAS, subject to the terms and conditions set forth herein, certain of the Sellers as indicated in Exhibit A ("Exiting Sellers"), desire to sell all of their Subject Interests to Buyer for cash, and the other Sellers as indicated in Exhibit A ("Continuing Sellers"), desire to sell a portion of their Subject Interests to Buyer for cash and to contribute the remaining portion of their Subject Interests to Buyer in exchange for equity interests in Buyer, and Buyer desires to effect such purchases and such contribution and exchange (the foregoing transactions being referred to herein as the "Purchase and Exchange").

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions


     Section 1.1 Certain Definitions. As used in this Agreement, the following
                 -------------------
terms shall have the following meanings:

     "Acquisition Indebtedness" means (i) all borrowings under the New Nassau Credit Facility, (ii) the Nassau Mezzanine Notes and (iii) any other indebtedness for borrowed money incurred by any Nassau Company or NBP in connection with the consummation of the Purchase and Exchange, the Allentown Acquisition or the acquisition of any other Person or the equity or assets of any other Person.

     "Affiliate" means an "affiliate" as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     "Allentown Acquisition" means the transactions contemplated by the Asset Purchase Agreement, dated as of February 29, 2000, among Buyer, Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc.

     "Allied Sellers" means Allied Capital Corporation and Allied Investment Corporation, each a Maryland corporation.

     "AMI Sellers" means BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership, Osborn and Washington.

     "Aurora Material Adverse Effect" means any change or effect that is or would be materially adverse to the Condition of the Companies taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting the radio broadcasting industry.

     "Aurora Permitted Encumbrances" means: (a) Encumbrances for taxes, assessments and other levies, fees or charges imposed by any Governmental Authority which are not due and payable as of the Closing Date or, if due and payable as of the Closing Date, are accrued on the Closing Balance Sheet; (b) mechanic's and similar statutory liens for labor, materials or supplies provided in the ordinary course of business for amounts which are not delinquent and which could not reasonably be expected to have an Aurora Material Adverse Effect; (c) zoning, building and other land use laws imposed by any Governmental Authority; (d) any minor Encumbrances affecting title which do not materially interfere with the use of the Companies' assets or the operation of their businesses and which do not materially adversely affect the value of such assets or businesses; (e) Encumbrances securing Reduction Liabilities; (f) Encumbrances securing any indebtedness of the Companies under the Existing Aurora Credit Facilities; and (g) any Encumbrances described in Schedule 1.1(a).
                                                  ---------------

     "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Delaware.

     "Buyer Incorporation" means a change in the form of organization of Buyer from a limited partnership to a corporation, including the transfer of all assets and liabilities of Buyer to its corporate successor and all other transactions consummated in connection therewith.

     "Cash Percentage" means, with respect to any Seller, that percentage set forth for such Seller on Exhibit A.
                         ---------

     "Closing" means the consummation of the Purchase and Exchange.

     "Closing Date" means (a) the later of(i) the date five Business Days after the date on which the grant of FCC consent to all of the FCC Applications have become Final Orders, or (ii) if such grants have become Final Orders with a condition materially adverse to Buyer, any Company or any Seller, the date five Business Days after the date the party hereto to which such condition applies elects to comply with such condition (or, if such condition applies to any Company, the date five Business Days after Buyer elects to cause such Company to comply with such condition), or (b) such other date upon which the parties may agree to close the Purchase and Exchange.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Condition," with respect to any Person, means the business, operations, condition (financial or otherwise) or results of operations of such Person or, with respect to more than one Person, of the Persons taken as a whole.

     "Cremona" means Vincent M. Cremona.

     "Encumbrances" means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchanged Subject Interests" means the Subject Interests described in Exhibit A to be exchanged for Nassau Equity Interests hereunder.
---------

     "Existing Aurora Credit Facilities" means (i) the Credit Agreement, dated as of August 31, 1999, among Aurora Holding, Heller Financial, Inc. and the other agents and lenders party thereto and (ii) the Subordinated Loan Agreement, dated as of September 10, 1999, among the Radio Station Companies, Aurora Communications, Aurora Holding, Allied Capital Corporation and Allied Investment Corporation.

     "Existing Nassau Credit Facility" means the Loan Agreement, dated as of August 28, 1998, among Buyer, AMERESCO Commercial Finance, Inc. and the other lender parties thereto.

     "FCC" means the Federal Communications Commission.

     "FCC Application," with respect to a Radio Station, means the application for an FCC order granting approval of the transfer of control of the Radio Station Company holding the FCC License of such Radio Station to Buyer as contemplated by this Agreement.

     "FCC License," with respect to a Radio Station, means the licenses, permits and authorizations, together with any renewals, extensions or modifications thereof as may occur between the date hereof and the Closing Date, held by the Radio Station Company which is the licensee of such Radio Station or by any of the Companies or any of the Sellers with respect to such Radio Station.

     "Final Order" means any action of the FCC which has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion shall have expired.

     "Fully Diluted Basis" means, with respect to the Nassau Equity Interests, as of a particular time, the total outstanding Nassau Equity Interests as of such time, determined by treating all outstanding options (including options under the Option Agreement (as defined in the Master Agreement)), warrants (including warrants issued in connection with the Nassau Mezzanine Notes) and other rights for the purchase or other acquisition of Nassau Equity

Interests (whether or not then vested or exercisable) as having been exercised and by treating all outstanding securities directly or indirectly convertible into or exchangeable for Nassau Equity Interests (whether or not then exercisable or convertible) as having been so converted or exchanged.

     "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America as set forth in pronouncements of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended.

     "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" means any party or parties making an Indemnity Claim against an Indemnifying Party under Article VII.

     "Indemnifying Party" means any party or parties against whom an Indemnity Claim is made under Article VII.

     "Individual Sellers" means Osborn, Washington and Cremona.

     "IPO" means an initial public offering of Nassau Common Stock.

     "LLC Sellers" means Heller Financial, Inc., a Delaware corporation, UnionBanCal Venture Corporation, a Delaware corporation, Osborn, Washington, Cremona and Aurora Management Group, LLC.

     "Master Agreement" means the Third Master Amendment and Agreement dated as of December 30, 1997 among Buyer, certain affiliates of Buyer and certain other Persons.

     "New Nassau Credit Facility" means the credit agreement that Buyer or a current or future subsidiary of Buyer intends to enter into with Merrill Lynch Capital Corporation and other syndicate lenders providing for borrowings of up to $144,000,000, as described and agreed upon between Buyer and Merrill Lynch Capital Corporation in a Commitment Letter dated February 24, 2000 and executed by each party.

     "Nassau Common Stock" means common stock of the corporate successor to Buyer pursuant to the Buyer Incorporation.

     "Nassau Companies" means Buyer and all of its subsidiaries.

     "Nassau Equity Interests" means (i) if the Buyer Incorporation shall have occurred before or simultaneously with the Closing, the Nassau Common Stock or
(ii) if the Buyer Incorporation shall not have occurred before or simultaneously with the Closing, the Nassau Partnership Interests.

     "Nassau Material Adverse Effect" means any change or effect that is or would be materially adverse to the Condition of the Nassau Companies taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting the radio broadcasting industry.

     "Nassau Mezzanine Notes" means approximately $60,000,000 of Senior Discount Notes of Buyer and warrants to purchase equity securities of Buyer, which Buyer intends to issue to several institutions, as described in Buyer's February 2000 Offering Memorandum.

     "Nassau Partnership Interests" means the partnership interests of Buyer described in Exhibit A, including the capital accounts, rights to allocation of
             ---------
income, losses, deductions, credits and distributions of cash flow and capital items of Buyer and all rights to vote or otherwise exercise any right, title or interest, in each case associated with such partnership interests.

     "Nassau Permitted Encumbrances" means: (a) Encumbrances for taxes, assessments and other levies, fees or charges imposed by any Governmental Authority which are not due and payable as of the Closing Date; (b) mechanics and similar statutory liens for labor, materials or supplies provided in the ordinary course of business for amounts which are not delinquent and which could not reasonably be expected to have a Nassau Material Adverse Effect; (c) zoning, building and other land use laws imposed by any Governmental Authority; (d) any minor Encumbrances affecting title which do not materially interfere with the use of the Nassau Companies' assets or operation of their businesses and which do not materially adversely affect the value of such assets or businesses; (e) Encumbrances securing any indebtedness of any of the Nassau Companies under the Existing Nassau Credit Facility, (f) Encumbrances securing any Acquisition Indebtedness and (g) any Encumbrances described in Schedule 1.1(b).
                                                   ---------------

     "Net Working Capital" means the current assets of the Companies (including cash and cash equivalents) minus the current liabilities of the Companies, in each case determined in accordance with Generally Accepted Accounting Principles. For purposes hereof, (i) the current assets of the Companies shall exclude receivables arising under the Barter Agreements and (ii) the current liabilities of the Companies (A) shall include (1) outstanding payables not satisfied in the ordinary course and (2) all transaction expenses, bonus payments and severance payments incurred by the Companies in connection with the Purchase and Exchange (specifically excluding, however, any payments to Osborn under the Employment Termination and Non-

Competition Agreement and any payments contemplated by Section 5.2), and (B) shall exclude (1) the current portion of any long-term indebtedness of the Companies (which shall include the obligations of any Company as lessee under any capital lease) and (2) payables arising under Barter Agreements and (C) all other non-cash items.

     "Net Working Capital Adjustments" mean the adjustments to the Cash Consideration in respect of the Net Working Capital of the Companies as provided in Section 2.6.

     "Osborn" means Frank D. Osborn, Allison Waite Osborn, Caroline Ladner Osborn, Elizabeth Andrew Osborn, Frank William Osborn and Katherine Nelson Osborn.

     "Pass-through Entity" means a partnership, within the meaning of Treasury Regulation Section 301.7701-2(c)(1), or a wholly owned entity described in Treasury Regulation 301.7701-2(c)(2).

     "Person" means an individual, corporation, partnership, limited liability company, trust, association or other entity, including any Governmental Authority.

     "Purchased Subject Interests" means the Subject Interests described on Exhibit A to be sold for the Cash Consideration hereunder.
---------

     "Radio Station" means any of the radio stations listed on Schedule 1.1(c)
                                                               ---------------
and any other radio station owned and operated by any Company.

     "Reduction Liabilities" means (i) all liabilities of the Companies as of the Closing Date other than current liabilities and (ii) the current portion of any long-term indebtedness of the Companies (which shall include the obligations of any Company as lessee under any capital lease), in each case, as required by Generally Accepted Accounting Principles to be accrued on the Closing Balance Sheet. The Reduction Liabilities shall include (i) all indebtedness of Aurora Holding outstanding immediately prior to the Closing under the Existing Aurora Credit Facilities, including all principal, interest, fees and other amounts then owing thereunder or payable upon the prepayment of any such indebtedness upon the Closing, and (ii) the liabilities described on Schedule 1.1(d).
                                                        ---------------

     "Subject Interest Percentage" means, with respect to any Seller, that percentage set forth for such Seller on Exhibit A.

     "Treasury Regulation" means the permanent and temporary regulations of the U.S. Department of the Treasury promulgated under the Code, as such regulations may be lawfully changed from time to time (including corresponding provisions of succeeding regulations).

     "Washington" means Frank G. Washington.

     Section 1.2 Cross References. The following terms defined elsewhere in this
                 ----------------
Agreement in the Sections set forth below shall have the respective meanings therein defined:

                  AAA                                      Preamble
                  AAA Financial Statements                 Section 3.3(b)
                  AAA Sellers                              Preamble
                  ABLC                                     Preamble
                  ADLC                                     Preamble
                  Agreement                                Preamble
                  Allied Sellers                           Preamble
                  AMI                                      Preamble
                  AMI Financial Statements                 Section 3.3(b)
                  AMI Sellers                              Preamble
                  AMI Shares                               Preamble
                  Auditor                                  Section 2.6(c)
                  Aurora Bridgeport                        Preamble
                  Aurora Communications                    Preamble
                  Aurora Danbury                           Preamble
                  Aurora Equity Interests                  Section 3.2
                  Aurora Holding                           Preamble
                  Aurora Westchester                       Preamble
                  AWLC                                     Preamble
                  Barter Agreement                         Section 5.1(e)
                  Buyer                                    Preamble
                  Buyer Indemnified Parties                Section 7.1
                  Buyer Repairs                            Section 8.1(d)
                  Buyer/NBP Equity Interests               Section 4.2
                  Cash Consideration                       Section 2.2(a)
                  Closing Balance Sheet                    Section 2.6(b)
                  Closing Net Working Capital              Section 2.6(b)
                  Closing NWC Payment Amount               Section 2.6(d)
                  Companies                                Preamble
                  Continuing Sellers                       Preamble
                  Corporate Holders                        Preamble
                  Corporate Holders Financial
                      Statements                           Section 3.3(b)
                  Corporation Sellers                      Preamble
                  Damage or Damages                        Section 7.3
                  Disputed Claim                           Section 7.1(f)
                  Employee Plans                           Section 3.13
                  Employment Termination and Non-
                         Competition Agreement             Section 2.4(d)

                  Environmental Matters                    Section 7.1(a)
                  ERISA Affiliate                          Section 3.13
                  Escrow Agent                             Section 2.2(b)
                  Escrow Agreement                         Section 2.2(b)
                  Escrow Deposit                           Section 2.2(b)
                  Estimated Closing Net Working
                      Capital                              Section 2.6(a)
                  Estimated NWC Payment Amount             Section 2.6(a)
                  Exchange Interests                       Section 3A.2(a)
                  Exiting Sellers                          Preamble
                  Expiration Date                          Section 7.4
                  FCC Consent                              Section 3.6(a)
                  GT                                       Section 2.6(b)
                  Indemnity Claim                          Section 7.1(d)
                  Interim Financial Statements             Section 3.3(a)
                  Leased Real Property                     Section 3.18
                  LLC Interests                            Preamble
                  LLC Sellers                              Preamble
                  Nassau Leased Real Property              Section 4.13
                  Nassau Owned Real Property               Section 4.13
                  Nassau Real Property                     Section 4.13
                  NBP                                      Preamble
                  NBP Common Stock                         Section 2.5
                  Notice of Claim                          Section 7.1(d)
                  Owned Real Property                      Section 3.18
                  Partnership Rights Agreements            Section 2.4(f)
                  Payment Event                            Section 2.2(b)
                  Proprietary Information                  Section 5.4(c)
                  Purchase and Exchange                    Preamble
                  Radio Station Companies                  Preamble
                  Real Property                            Section 3.18
                  Securities Act                           Section 3A.2(b)
                  Seller Indemnified Parties               Section 7.1(c)
                  Sellers                                  Preamble
                  Sellers Repairs                          Section 8.1(c)
                  Sellers' Agent                           Preamble
                  Subject Interests                        Preamble
                  Tax/Taxes                                Section 3.15(b)
                  Tax Return                               Section 3.15(c)
                  Third Party Claim                        Section 7.1(e)
                  Transaction Agreements                   Section 9.7

     Section 1.3 Singular and Plural. Terms defined in the singular shall have
                 -------------------
comparable meanings when used in the plural, and vice versa.

                                   ARTICLE II

               Purchase and Exchange of Subject Interests; Closing

     Section 2.1 Purchase and Exchange. On the basis of the representations,
                 ---------------------
warranties, covenants and agreements and subject to the terms and conditions hereof and the satisfaction or waiver of the conditions set forth herein, Exiting Sellers agree to sell for cash and Continuing Sellers agree to sell for cash and exchange for Nassau Equity Interests, and Buyer agrees to so purchase and exchange, at the Closing, all of the Subject Interests as provided in this
Article II.

     Section 2.2 Cash Consideration and Payment; Deposit for Purchase;
                 -----------------------------------------------------
Contribution and Exchange
-------------------------

           (a) Buyer shall purchase the Purchased Subject Interests for cash consideration (the "Cash Consideration") equal to One Hundred Fifty Million Dollars ($150,000,000), (i) minus the amount of the Reduction Liabilities and
(ii) subject to the Net Working Capital Adjustments. Except as provided in
Section 2.6, the Cash Consideration shall be payable to Sellers at the Closing according to their respective Cash Percentages. Buyer shall make all payments of the Cash Consideration by wire transfer of immediately available funds according to the wire instructions for Sellers set forth in Exhibit A.

           (b) On the date of this Agreement, Buyer shall deposit with Chase Manhattan Trust Company, National Association (the "Escrow Agent") by wire transfer of immediately available funds the amount of $7,000,000 (the "Escrow Deposit") as a deposit to secure Buyer's performance hereunder, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement being executed simultaneously herewith among Buyer, Sellers and the Escrow Agent, a copy of which Escrow Agreement is attached hereto as Exhibit B (the "Escrow Agreement"). If the Closing takes place as herein provided, then the Escrow Deposit (or, in the event that the amount of the Escrow Deposit as of the Closing Date is less than $7,000,000, such amount) shall be credited against the Cash Consideration as set forth in Section 2.2(a) and paid to Sellers according to their respective Cash Percentages, and the earnings thereon shall be paid to Buyer, all as provided in the Escrow Agreement. If the Closing does not take place because of a Payment Event (defined below) then, pursuant to the Escrow Agreement, the Escrow Deposit and the earnings thereon shall be paid to Aurora Communications as liquidated damages. Payment of such liquidated damages shall be Sellers' sole remedy against Buyer and, upon payment thereof, neither Buyer nor any Seller shall thereafter have any recourse against the other under or on account of this Agreement. In any other case if the Closing does not occur, then, pursuant to the Escrow Agreement, the Escrow Deposit and the earnings thereon shall be paid to Buyer. Delivery of the Escrow Deposit and the earnings thereon by the Escrow Agent shall be made, in accordance with the procedures and other provisions set forth in the Escrow Agreement. For purposes of this Section 2.2(b), a "Payment Event" shall mean (i) the failure of the Closing to occur as a result of Buyer's failure to meet the closing conditions set forth in Sections 6.1(a), 6.1(b), 6.1(d), 6.3(d), 6.3(f) or 6.3(g), (ii) the failure of the Closing to occur as a result of the failure of any party (other than any Seller or any Company) to execute the agreements contemplated by Section 2.4(e) and the Partnership Rights Agreements, as applicable, as described in Section 6.1(c) and (iii) the termination of this Agreement by Sellers pursuant to Section 8.1(b)(ii).

           (c) Continuing Sellers shall contribute the Exchanged Subject Interests to Buyer in exchange for (i) if the Buyer Incorporation shall have occurred before or simultaneously with the Closing, shares of Nassau Common Stock as provided in Section 2.4(e), or (ii) if the Buyer Incorporation shall not have occurred before or simultaneously with the Closing, Nassau Partnership Interests as provided in the Partnership Rights Agreements and as provided in
Section 2.4(f).

     Section 2.3 Time and Place of Closing. The Closing shall take place at
                 -------------------------
10:00 A.M. on the Closing Date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or at such other place as Sellers' Agent and Buyer agree.

     Section 2.4 The Closing. At the Closing:
                 -----------

           (a) Sellers shall convey, transfer, and assign to Buyer, and shall deliver to Buyer such instruments of conveyance, transfer, and assignment as shall be sufficient to convey, transfer, and assign to Buyer, sole and exclusive right, title and interest in and to all the Subject Interests free and clear of all Encumbrances. The Corporate Holders shall deliver to Buyer certificates representing the AMI Shares or the AAA Shares, as applicable, with stock transfer tax stamps affixed, if required, duly endorsed for transfer or with stock powers duly executed in blank attached, in good form for delivery.

           (b) Buyer shall deliver to Sellers the Cash Consideration as set forth in Section 2.2(a) and shall issue to Continuing Sellers, according to the percentages set forth in Exhibit A, the Nassau Equity Interests as provided in
Section 2.2(c) and this Section 2.4.

           (c) Buyer and Continuing Sellers shall execute and deliver a Registration Rights Agreement substantially in the form of Exhibit C providing for the registration rights to Continuing Sellers with respect to Buyer described therein.

           (d) Buyer and Osborn shall execute and deliver, and Sellers shall cause Aurora Communications to execute and deliver, an Employment Termination and Non-Competition Agreement substantially in the form of Exhibit D (the "Employment Termination and Non-Competition Agreement").

           (e) If the Buyer Incorporation shall have occurred before or simultaneously with the Closing, Buyer and, to the extent applicable as provided in clause (ii) below, Continuing Sellers shall execute and deliver, as applicable, each of the following.

                 (i) Buyer shall deliver to Continuing Sellers shares of Nassau Common Stock representing, in the aggregate, at least 21.07% of the aggregate Nassau Equity Interests determined on a Fully Diluted Basis, but without giving effect to the IPO or any other issuance and sale of Nassau Equity Interests for a consideration per Nassau Equity Interest greater than or equal to the valuation per Nassau Equity Interest agreed upon by Buyer and the Continuing Sellers in connection with the transfer of Nassau Equity Interests to the Continuing Seller hereunder, with each Continuing Seller to receive shares of Nassau Common Stock representing the percentage of the aggregate Nassau Equity Interests set forth in Exhibit A for such Continuing Seller; provided, that if
                                                             --------
at any time Buyer shall issue or sell any additional Nassau Equity Interests for a consideration per share or unit of Nassau Equity Interests less than the valuation per share or unit of Nassau Equity Interests agreed upon by Buyer and the Continuing Sellers in connection with the transfer of Nassau Equity Interests to the Continuing Sellers hereunder, such equity interest of the Continuing Sellers shall be adjusted by multiplying (A) the current equity interest (as previously adjusted hereunder) by (B) a fraction, (1) the numerator of which shall be the number of outstanding Nassau Equity Interests determined on a Fully Diluted Basis immediately prior to the issuance of such additional Nassau Equity Interests plus the number of additional Nassau Equity Interests so issued and (2) the denominator of which shall be the number of outstanding Nassau Equity Interests immediately prior to the issuance of such additional Nassau Equity Interests plus the number of Nassau Equity Interests which the aggregate consideration for the total number of such additional Nassau Equity Interests so issued would purchase at the valuation per share or unit of Nassau Equity Interests agreed upon by Buyer and the Continuing Sellers in connection with the transfer of Nassau Equity Interests to the Continuing Sellers hereunder; and

                 (ii) (A) Buyer shall deliver to each Continuing Seller one or more stock certificates representing such number of shares of Nassau Common Stock to be received by such Continuing Seller (and upon such delivery, such shares of Nassau Common Stock shall be fully paid and non-assessable); and (B) Buyer shall execute and deliver documents or instruments which terminate (1) the Master Agreement (but only after it shall have become effective for purposes of consummating the transactions contemplated by Sections 2 through 5 thereof), (2) the Amended Investment Agreement (as defined in the Master Agreement) (but only after payment of the amounts provided by Section 1 thereof) and (3) the Amended Securityholders' Agreement (as defined in the Master Agreement).

           (f) If the Buyer Incorporation shall not have occurred before or simultaneously with the Closing, Buyer and, in the case of the agreements referred to in clauses (i) and

(iv) below, Continuing Sellers shall execute and deliver the following agreements (collectively, the "Partnership Rights Agreements"):

                 (i) Continuing Sellers shall contribute a portion of their Subject Interests, as set forth in Exhibit A hereto, in exchange for Nassau Partnership Interests representing, in the aggregate, at least 20.906% of the aggregated Nassau Partnership Interests determined on a Fully Diluted Basis, but without giving effect to the IPO or any other issuance and sale of Nassau Equity Interests for a consideration per Nassau Equity Interest greater than or equal to the valuation per Nassau Partnership Interest agreed upon by Buyer and the Continuing Sellers in connection with the transfer of Nassau Partnership Interests to the Continuing Seller hereunder, with each Continuing Seller to receive Nassau Partnership Interests representing the percentage of the aggregate Nassau Equity Interests set forth in Exhibit A for such Continuing Seller; provided, that if at any time Buyer shall issue or sell any additional
        --------
Nassau Equity Interests for a consideration per share or unit of Nassau Equity Interests less than the valuation per share or unit of Nassau Equity Interests agreed upon by Buyer and the Continuing Sellers in connection with the transfer of Nassau Equity Interests to the Continuing Sellers hereunder, such equity interest of the Continuing Sellers shall be adjusted by multiplying (A) the current equity interest (as previously adjusted hereunder) by (B) a fraction,
(1) the numerator of which shall be the number of outstanding Nassau Equity Interests determined on a Fully Diluted Basis immediately prior to the issuance of such additional Nassau Equity Interests plus the number of additional Nassau Equity Interests so issued and (2) the denominator of which shall be the number of outstanding Nassau Equity Interests immediately prior to the issuance of such additional Nassau Equity Interests plus the number of Nassau Equity Interests which the aggregate consideration for the total number of such additional Nassau Equity Interests so issued would purchase at the valuation per share or unit of Nassau Equity Interests agreed upon by Buyer and the Continuing Sellers in connection with the transfer of Nassau Equity Interests to the Continuing Sellers hereunder;

                 (ii) a Second Restated Securityholders' Agreement substantially, in the form of Exhibit E;

                 (iii) an Amendment to Restated Investment Agreement substantially in the form of Exhibit F;

                 (iv) a document or instrument terminating the Master Agreement (but only after it shall have become effective for purposes of consummating the transactions contemplated by Sections 2 through 5 thereof); and

                 (v) a Fourth Restated Agreement of Limited Partnership of Buyer substantially in the form of Exhibit G.

     Buyer shall cause each of the Partnership Rights Agreements to be executed and delivered at or prior to the Closing by all other parties whose execution and delivery thereof is necessary to give effect thereto upon the Closing.

     Section 2.5 Purchase and Sale of Shares of NBP. On the basis of the
                 ----------------------------------
representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, but only in the event that the Buyer Incorporation shall not have occurred before or simultaneously with the Closing, Buyer agrees to sell to the Continuing Sellers and each Continuing Seller agrees to purchase, at the Closing, shares of the Common Stock, $0.01 par value per share, of NBP (the "NBP Common Stock"), representing, in the aggregate, at least 21.07% of the aggregate equity interest in NBP determined on a Fully Diluted Basis, but without giving effect to any sale of NBP Common Stock for a consideration per share of NBP Common Stock greater than or equal to the valuation per share of NBP Common Stock of agreed upon by Buyer and the Continuing Sellers in connection with the transfer of NBP Common Stock to the Continuing Seller hereunder, as set forth on Exhibit A for each Continuing Seller; provided, that if at any time NBP shall issue or sell any
                   --------
additional equity interests for a consideration per share less than the valuation per share of NBP Common Stock agreed upon by NBP and the Continuing Sellers in connection with the transfer of NBP Common Stock to the Continuing Sellers hereunder, such equity interest of the Continuing Sellers shall be adjusted by multiplying (A) the current equity interest of the Continuing Sellers (as previously adjusted hereunder) by (B) a fraction, (1) the numerator of which shall be the number of outstanding equity interests of NBP determined on a fully diluted basis immediately prior to the issuance of such additional equity interests plus the number of additional equity interests so issued and
(2) the denominator of which shall be the number of outstanding equity interests immediately prior to the issuance of such additional equity interests plus the number of equity interests which the aggregate consideration for the total number of such additional equity interests so issued would purchase at the valuation per share or unit of equity interests agreed upon by NBP and the Continuing Sellers in connection with the transfer of NBP Common Stock to the Continuing Sellers hereunder. At the Closing, (i) each Continuing Seller shall pay the aggregate purchase price to be paid by such Continuing Seller for such purchase to Buyer in immediately available funds and (ii) Buyer shall deliver to such Continuing Seller one or more stock certificates representing the shares of NBP Common Stock so purchased by such Continuing Seller against receipt of the purchase price to be paid by such Continuing Seller (and upon such delivery against such receipt, such shares of NBP Common Stock shall be fully paid and non-assessable).

     Section 2.6 Net Working Capital Adjustments
                 --------------------------------

           (a) At the Closing, Sellers shall cause Aurora Communications to deliver to Buyer its good faith estimate of the Net Working Capital of the Companies as of the Closing Date (which may be positive or negative) (the "Estimated Closing Net Working Capital"), together with a reasonably detailed explanation of the calculation thereof. If the Estimated Closing Net Working Capital is less than zero, then the difference between zero and the

Estimated Closing Net Working Capital shall be deducted from the Cash Consideration payable to Sellers at the Closing according to their respective Cash Percentages. If the Estimated Closing Net Working Capital is greater than zero, Buyer shall pay the difference between the Estimated Net Working Capital and zero (the "Estimated NWC Payment Amount") to Sellers at the Closing according to their respective Cash Percentages.

           (b) As soon as reasonably practicable following the Closing Date, and in any event within sixty (60) calendar days thereafter, Buyer shall (i) cause the Companies to prepare (x) a consolidated pro forma balance sheet of the Companies as of the Closing Date (the "Closing Balance Sheet") and (y) a calculation of the Net Working Capital as reflected on the Closing Balance Sheet (the "Closing Net Working Capital"), (ii) cause the Closing Balance Sheet and the calculation of Closing Net Working Capital to be audited by Grant Thornton LLP ("GT"), and (iii) deliver the Closing Balance Sheet and the calculation of Closing Net Working Capital, together with the audit letter of GT, to the Sellers' Agent. The Closing Balance Sheet shall be prepared in accordance with Generally Accepted Accounting Principles and on a basis consistent with the preparation of the historical consolidated financial statements of the Companies and shall fairly present the consolidated financial position of the Companies as of the Closing.

           (c) Upon delivery of the Closing Balance Sheet, Buyer shall cause the Companies to provide Sellers' Agent full access to the books and records of the Companies to the extent reasonably related to its evaluations of the Closing Balance Sheet and the calculation of the Closing Net Working Capital. If Sellers' Agent shall disagree with the calculation of the Closing Net Working Capital, it shall notify Buyer of such disagreement in writing, in reasonable detail (in light of the information then available to Sellers' Agent), within thirty (30) days after its receipt of the Closing Balance Sheet. In the event Sellers' Agent does not provide such a notice of disagreement within such thirty
(30) day period, Sellers' Agent and Sellers shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Net Working Capital delivered by Buyer, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Sellers' Agent, Buyer and Sellers' Agent shall use their reasonable best efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Net Working Capital. If, at the end of such period, they are unable to resolve such disagreements, then Ernst & Young LLP or such other independent accounting firm among the "Big Five" as may be mutually selected by Sellers' Agent and Buyer (the "Auditor") shall resolve any remaining disagreements. The Auditor shall advise the parties in writing as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, based solely on written submissions forwarded by Buyer and Sellers' Agent to the Auditor within ten (10) Business Days following the Auditor's selection, whether the Closing Balance Sheet was prepared in accordance with the standards set forth in this Section 2.6 and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent, if any, the Closing Net Working Capital determination requires adjustment. The fees and expenses of the Auditor shall be paid one-half by Buyer and one-half by Sellers' Agent on behalf of Sellers. The determination of the Auditor shall be final, conclusive and binding on the parties.

           (d) In the event that the Closing Net Working Capital as finally determined pursuant to Section 2.6(c) is:

                 (i) At least $50,000 greater than the Estimated Closing Net Working Capital, Buyer shall promptly pay the difference between the Closing Net Working Capital and the Estimated Closing Net Working Capital (the "Closing NWC Payment Amount") to Sellers according to their respective Cash Percentages; or

                 (ii) At least $50,000 less than the Estimated Closing Net Working Capital, Sellers (or Sellers' Agent on Sellers' behalf) shall promptly pay the difference between the Estimated Net Working Capital and the Closing Net Working Capital to Buyer, with each Seller to pay such Seller's Cash Percentage of such difference.

           (e)   Any amount payable by Buyer or Sellers pursuant to this Section
2.6 shall be paid by wire transfer of immediately available funds according to the wire instructions of the payee or payees set forth in Exhibit A, with each Seller to pay or be paid, as the case may be, such Seller's Cash Percentage of such amount.

                                   ARTICLE III

          Representations and Warranties of Sellers as to the Companies

     Sellers severally (and not jointly and severally), according to their respective Subject Interest Percentages, represent and warrant as to each of the following, except that (i) only the AMI Sellers severally (and not jointly and severally), according to their respective Subject Interest Percentages, make the representations and warranties relating to AMI and (ii) only the Allied Sellers severally (and not jointly and severally), according to their respective Subject Interest Percentages, make the representations and warranties relating to AAA.

     Section 3.1 Organization; Authorization; etc.
                 ---------------------------------

           (a) Each of the Companies is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation.

           (b) Each Company (i) has full corporate or limited liability company power to own all of its properties and assets and to carry on its business as it is now being conducted and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not have an Aurora Material Adverse Effect.

           (c) Neither the execution and delivery of this Agreement nor performance by any Seller of its obligations hereunder does or will (i) conflict with any Company's certificate of incorporation or by-laws, limited liability company agreement or other constitutive documents or (ii) except as listed in
Schedule 3.1(c), (x) conflict with or result in a breach of (or give rise to any right of termination or acceleration of) any term of, or require any consent under, any lease, contract or other agreement or instrument by which any Company is bound or with respect to which any Company is an obligor or guarantor or to which any property or asset of any Company is subject, (y) give rise to any Encumbrance upon any assets or property of any Company, or (z) violate any judgment or order of any Governmental Authority to which any Company is subject, except where such conflict, breach, Encumbrance or violation would not have an Aurora Material Adverse Effect.

           (d) Sellers have delivered to Buyer true and complete copies of the certificate of incorporation and by-laws, limited liability company agreement or other constitutive documents of each of the Companies.

           (e) Schedule 3.1(e) sets forth as to each Company its jurisdiction of incorporation or formation and the jurisdictions in which it is qualified to do business as a foreign corporation or foreign limited liability company.

     Section 3.2 Capitalization. Schedule 3.2 sets forth (i) as to each of AMI
                 --------------
and AAA, its authorized capital stock, the number of shares of each class thereof outstanding, the record and beneficial owners of such outstanding shares of capital stock and the numbers and classes of such outstanding shares owned by such owners and (ii) as to each other Company, its authorized membership and other limited liability company ownership interests, the number of units or other ownership interests of each class thereof outstanding, the record and, with respect to Aurora Holding and each Radio Station Company, the beneficial owners of such outstanding units or other ownership interests and the numbers and classes of such outstanding units or other ownership interests owned by such owners (such outstanding shares and limited liability company ownership interests together being referred to herein as the "Aurora Equity Interests"). The Aurora Equity Interests, as set forth in Schedule 3.2, are all of the issued and outstanding shares of capital stock or membership or other limited liability company ownership interests of the respective Companies and the owners of the Aurora Equity Interests, as set forth in Schedule 3.2, are all of the record owners of the Aurora Equity Interests. All of the Aurora Equity Interests are duly authorized and validly issued and, in the case of shares of capital stock, fully paid and non-assessable, and, except for the Subject Interests, are owned by the Companies as set forth in Schedule 3.2 free and clear of any Encumbrances except restrictions imposed by federal and state securities law, the Third Amended and Restated Limited Liability Company Agreement of Aurora Communications and that certain Investor Rights Agreement, dated as of

May 3, 1999, among AMI and its shareholders. Except as set forth on Schedule 3.2, there are no outstanding warrants, options or other rights to acquire capital stock or membership or other limited liability company ownership interests, or securities convertible into capital stock or membership or other limited liability company ownership interests, of any of the Companies.

     Section 3.3 Financial Statements
                 --------------------

           (a) Sellers have previously delivered to Buyer true and complete copies of (i) the unaudited consolidated and consolidating balance sheets of the Companies (other than AMI and AAA) as of December 31, 1999 and the consolidated and consolidating statements of income and cash flows of the Companies for the period beginning January 20, 1999 through December 31, 1999 and (ii) the monthly operating statements of the Companies (other than AMI and AAA) for the month ended January 31, 2000. Except as set forth on Schedule 3.3, such financial statements and operating statements were prepared (and the financial statements to be delivered to Buyer pursuant to Section 5.1 (a)(iv) (the "Interim Financial Statements") will be prepared) in accordance with Generally Accepted Accounting Principles consistently applied and present (or, in the case of the Interim Financial Statements, will present) fairly in all material respects the financial position, results of operations and other information included therein as of the dates or for the periods specified therein, subject, in the case of such monthly statements (and the Interim Financial Statements), only to normal year-end adjustment consisting of normal recurring items which do not, in the aggregate, materially and adversely affect the financial position, results of operations and other information from that presented.

           (b) The AMI Sellers have previously delivered to Buyer true and complete copies of the consolidated and consolidating balance sheet of AMI as of December 31, 1999 and the consolidated and consolidating statement of income of AMI for the period April 30, 1999 through December 31, 1999 (the "AMI Financial Statements"). The AMI Financial Statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied, and present fairly in all material respects the financial position, results of operations and other information included therein as of the dates or for the periods specified therein, subject only to normal year-end adjustment consisting of normal recurring items which do not, in the aggregate, materially and adversely affect the financial position, results of operations and other information from that presented.

           (c) Except as set forth on Schedule 3.3, all accounting ledgers and other books and records of the Companies are located at (i) in the case of AMI, the principal office of Aurora Communications in Stamford, Connecticut, (ii) in the case of AAA, 1919 Pennsylvania Avenue NW, 3rd Floor, Washington, DC 20006, and (iii) in the case of each of the other Companies, the principal office of Aurora Communications in Stamford, Connecticut.

     Section 3.4 Licenses
                 --------

           (a) Sellers have furnished to Buyer true copies of all the FCC Licenses (which are identified on Schedule 3.4(a)), which constitute all required licenses, permits and authorizations for the day and night operation of the Radio Stations and associated auxiliary facilities of the respective Radio Station Companies indicated on such Schedule. Each Radio Station has the right to use the call letters it presently uses (as listed on Schedule 3.9), pursuant to the rules and regulations of the FCC. Each Company has complied in all material respects with the terms and conditions of the respective FCC Licenses applicable to it and with the FCC's other requirements. The FCC's most recent renewals of the FCC Licenses were not challenged by any petition to deny or by any competing application.

           (b) Each Company possesses all material governmental licenses, permits, approvals and other authorizations required by such Company in the conduct of its business. Except as identified in Schedule 3.4(b), no application, action or proceeding is pending for the renewal or modification of any FCC License or any of such licenses, permits, approvals or authorizations, and no application, action or proceeding is pending or, to each Seller's knowledge, threatened that may result in the denial of the application for renewal, the revocation, modification, nonrenewal or suspension of any of the FCC Licenses or any of such licenses, permits, approvals or authorizations, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction and, to each Seller's knowledge, there is no basis for any such denial, revocation, modification, non-renewal or suspension or any such order or sanction.

     Section 3.5 Operation of Radio Stations: FCC Reports
                 ----------------------------------------

           (a) Each of the Radio Stations is being operated in all material respects in accordance with the FCC Licenses, the Communications Act of 1934, as amended, the rules and regulations thereunder, and all other material legal requirements, federal, state and local, applicable to the Radio Stations.

           (b) To the knowledge of each Seller, all applications, reports, notices and other documents required to be filed by the Companies with the FCC or any other Governmental Authority have been filed and complied with in all material respects and are complete and correct as filed and the licensee Company of each Radio Station has timely placed in its public inspection file all documentation required by the FCC to be placed in such file by it.

     Section 3.6 Consents.
                 --------

           (a) Except for the consent of the FCC to the transfer of the Subject Interests and control of the Companies holding the FCC Licenses to Buyer hereunder (the "FCC Consent"), the filing of necessary reports and notifications and the receipt of necessary governmental approvals under the HSR Act and as set forth in Schedule 3.6(a), no consent or approval by, or filing with, any Governmental Authority is required by any Seller or any Company in connection with the execution or delivery of this Agreement by Sellers or the consummation of the Purchase and Exchange.

           (b) None of the Sellers knows of any facts that would cause the FCC to deny the FCC Consent.

     Section 3.7 Contracts, Leases, Options and Commitments. Sellers have
                 ------------------------------------------
delivered to Buyer true copies of the material contracts, leases, options, commitments and agreements (other than Barter Agreements) listed in Schedule
3.7. Schedule 3.7 identifies: (i) all Barter Agreements (as defined in Section 5.1(e)) to which any Radio Station Company is a party, including the dollar amount of the broadcasting time or number of spot announcements owed by the Radio Stations under the Barter Agreements; (ii) all agreements relating to any indebtedness for borrowed money of the Companies; (iii) all commitments and other agreements for the purchase of any materials, supplies or equipment, other than commitments and other agreements that were entered into in the ordinary course of business and that involve an expenditure by any Company of less than $100,000 for any one commitment or two or more related commitments; (iv) all capital leases providing for annual payments in excess of $20,000 and all leases or other rental agreements for real estate under which any Company is either lessor or lessee; (v) all employment and consulting agreements to which any Company is a party that provide for compensation in excess of $50,000 a year;
(vi) all collective bargaining agreements to which any Company is a party and
(vii) all contracts, leases, options, commitments and agreements (written or oral) requiring such Company to make or entitling such Company to receive annual payments in excess of $25,000 (other than sales of advertising time). Except as set forth in Schedule 3.7, each Company (and, to each Seller's knowledge, each other party to the contracts, leases, options, commitments and agreements listed in Schedule 3.7) has complied in all material respects with and is not in material default under any of the contracts, leases, options, commitments and agreements listed on Schedule 3.7. Except as set forth in Schedule 3.7, all of such contracts, leases, options, commitments and agreements are valid, binding and in full force and effect and will continue in full force and effect without change following the Purchase and Exchange without obtaining the consent of any other party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     Section 3.8 Assets. Each Company has good and marketable title to all
                 ------
assets and properties owned by it, free and clear of all Encumbrances, other than Aurora Permitted Encumbrances.

     Section 3.9 Trade Rights, etc. Schedule 3.9 lists the call letters,
                 -----------------
trademarks, tradenames and other trade rights and marks used by the Radio Station Companies in the operation of their Radio Stations. Except as listed on
Schedule 3.9, no Company has licensed,
consented to or waived, or has any knowledge of, any other Person's use of any such call letters, trademarks, tradenames and other trade rights and marks. None of the Sellers knows of any challenge or claim with respect to the use of any such call letters, trademarks, tradenames or other trade rights or marks by the appropriate Radio Station Company. To each Seller's knowledge, the Radio Station Companies collectively possess adequate and enforceable common law rights to use (without payment) the call signs, trademarks, tradenames and other trade rights and marks used in the operation of the Radio Station Companies' business within the respective jurisdictions where such call signs, trademarks, tradenames, and other rights and marks are currently used. None of the Radio Station Companies has received any notice of conflict which asserts any rights of others with respect to any of such call signs, trademarks, tradenames or other trade rights or marks, and Sellers do not know of any basis for the assertion of any such rights. To the knowledge of each Seller, none of the Companies is infringing any patent, copyright or trademark of any third party and no claim has been made or threatened against any Company alleging any such violation. None of the Companies is a party to or bound by any license or other agreement requiring the payment by it of any royalty or similar payment other than music license agreements with ASCAP, BMI and SESAC and other agreements referred to in
Schedule 3.7.

     Section 3.10 Changes since December 31, 1999. Except as set forth in
                  -------------------------------
Schedule 3.10 or in any other Schedule to this Agreement, since December 31, 1999 there has not been:

           (a) any Aurora Material Adverse Effect, and each Radio Station Company has operated its business, including its Radio Stations, in the ordinary course of business;

           (b) any change in any of the licenses, permits or franchises of any Radio Station Company which has had or would have an Aurora Material Adverse Effect, or any change in the methods of accounting or accounting practice, which have had or may reasonably be expected to have an Aurora Material Adverse Effect or a material adverse effect on the licenses, permits or franchises of the Radio Station Companies as a whole;

           (c) any damage, destruction or other casualty loss which constitutes an Aurora Material Adverse Effect;

           (d) any amendment, modification or termination of any existing, or entering into any new, contract, agreement, lease, or other commitment (including any borrowing or commitment to borrow, any capital lease or any commitment to enter into a capital lease or any sale of assets or commitment to sell assets), which is material to the Condition of the Radio Station Companies as a whole, except for this Agreement and as contemplated by this Agreement;

           (e) any disposition by any Radio Station Company of any asset which had a net book value at the time of disposition of $100,000 or more, but not more than $300,000 for all such dispositions;

           (f) any direct or indirect redemption, purchase or other acquisition of any capital stock, membership interest or other limited liability company ownership interest of any Company or any declaration, setting aside or payment of any dividend or other distribution on or in respect of any capital stock, membership interest or other limited liability ownership interest of any Company;

           (g) any transaction between any Company and any Seller or any Affiliate of any Seller (other than another Company), except for transactions relating to provision of corporate services, insurance and "overhead" by Sellers in the ordinary course consistent with past practice;

           (h) any change in or commitment to change the compensation payable to any of any Company's officers, directors, managers, employees or agents, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents other than in the ordinary course of business and consistent with past practice;

           (i)   any capital expenditure by any Company in excess of $100,000;


           (j) any action by any Company to amend its articles of incorporation or bylaws, limited liability company agreement or other constitutive documents; or

           (k) any issuance or retirement of any equity or debt securities by any Company or any grant by any Company of any option or issuance of any warrant or securities convertible into such securities.

     Section 3.11 Significant Customers. No advertising customer of any Radio
                  ---------------------
Station Company represented more than 5% of such Radio Station Company's revenues in the fiscal year ended December 31, 1999.

     Section 3.12 Litigation, etc. Except as set forth in Schedule 3.12:
                  ---------------

           (a) No action, litigation, arbitration or other proceeding (and, to the knowledge of each Seller, no investigation) is pending by or against or, to the knowledge of each Seller, threatened against any Company or Radio Station which, if adversely determined, would reasonably be expected to have an Aurora Material Adverse Effect.

           (b) No Company is subject or party to any judgment or order of or stipulation with any court or other Governmental Authority, or in violation of any provision of any law, license, permit, approval or authorization (including applicable wage and hour, equal employment, safety and other provisions of law relating to such Company's employees), which judgment, order, stipulation or violation has had or would reasonably be expected to have an Aurora Material Adverse Effect.

     Section 3.13 Employees and Employee Benefit Plans. Schedule 3.13 lists all
                  ------------------------------------
full and part-time employees of each Company and their base compensation rates as of December 31, 1999 and all pension, retirement, profit-sharing, stock option, bonus, group insurance, equity and other benefit or incentive plans, arrangements or agreements and all material employment, termination or severance arrangements or agreements sponsored by, maintained by, contributed to or required to be contributed to by any Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with any Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, whether written or oral, for the benefit of any employees or former employee of any Company or any Company Subsidiary (collectively, the "Employee Plans"). Sellers have delivered true and complete copies of all Employee Plans to Buyer. No Company either contributes or is required to contribute to any multiemployer plan, as defined in Section 414(f) of the Code and Section 400l(a)(3) of ERISA. No Employee Plan is subject to Title IV of ERISA and no Company has at any time during the seven year period ending on the date of this Agreement maintained or contributed to, any defined benefit plan covered by Title IV of ERISA, or incurred any liability during such period under Title IV of ERISA, and the transactions contemplated by this Agreement will not subject any Company to liability under Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and each related trust is exempt from taxation under Section 501(a) of the Code. There is no plan or commitment to create any Employee Plan or to modify or change any Employee Plan. Each of the Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable law. There is no material liability under ERISA or otherwise with respect to any Employee Plan other than for the payment or provision of the benefits due thereunder in accordance with its terms, which has been incurred or, based upon such facts as exist on the date hereof, may reasonably be expected to be incurred. All accrued obligations of each Company with respect to the Employee Plans have been fully satisfied in their entirety. No amounts payable under the Employee Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of any Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any of the Companies or any of their subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) survivor benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). There are no pending, threatened or anticipated claims by or on behalf of any Employee Plan, by an employee or beneficiary covered under such Employee Plan, or otherwise involving any such Employee Plan (other than routine claims for benefits). No Seller or Company knows of any efforts to organize any employees of any Radio Station, and no strike or labor dispute involving any Radio Station has occurred or, to each Seller's knowledge, is threatened. None of the employees of any Company is represented by any labor union nor are there any collective bargaining agreements otherwise in effect with respect to such employees.

     Section 3.14 Insurance. Schedule 3.14 lists all insurance policies
                  ---------
maintained by or on behalf of each Company, all of which policies are in full force and effect and shall be maintained in full force and effect through the Closing.

     Section 3.15 Taxes. (a) Each of the Companies has timely filed all federal,
                  -----
state, local and foreign Tax Returns that it was required to file, and such Tax Returns are correct and complete in all material respects. There are no Tax sharing or similar agreements in effect between or among any Sellers and any of the Companies. Neither AAA nor AMI is or has ever been, a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law) filing a consolidated federal income tax return. Each Company has paid, or has set up an adequate reserve on its balance sheet dated as of December 31, 1999 for the payment of, all Taxes with respect to any period ending on or before December 31, 1999. For the purposes of the preceding sentence, December 31, 1999 shall be treated as the last day of a taxable period whether or not it is in fact the last day of a taxable period. Since December 31, 1999, no Company has incurred any material liability for Taxes except in the ordinary course of business. No election under Section 341(f) of the Code has been made to treat any Company as a "consenting corporation" (as defined in Section 341(f) of the Code). There are no liens for Taxes upon any property or assets of the Companies, except for liens for Taxes that are not yet due and payable. There are no matters under discussion between any Company and any taxing authority in respect of any Tax relating to any Company. Each of the Companies (except for AMI and AAA) has been a Pass-Through Entity for federal, state and local income tax purposes from the date of its formation, and no election has been made under Treasury Regulation Section 301.7701-3 by or with respect to any Company (except for AMI and AAA) for such entity to be treated as an entity other than a Pass-Through Entity. If an election or deemed election under Section 338 of the Code is made, or if any assets of any Company are sold to Buyer or any of its Affiliates after the Closing, Buyer shall be liable for and shall indemnify Sellers for all resulting income tax liabilities of Sellers and the Companies; such indemnification obligation shall survive until the expiration of the statute of limitations, plus any extensions under applicable law, with respect to the tax returns of Sellers and the Companies affected by any such election, deemed election or asset sale, plus thirty days.

     (b) For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other like assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis (including, without limitation, net or gross income, gross receipts, alternative or add-on minimum, profits, stamps, premium, environmental stamp, duty, property, value-added, excise, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes) and such terms shall include any interest, fines, penalties and additional amounts imposed or with respect to any such taxes, charges, fees, levies or other like assessments, and (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a transferee of or a successor to any person, or as a result of any express or implied obligation to indemnify any other person.

     (c) For purposes of this Agreement, the term "Tax Return" shall mean any
                                                   ----------
return, statement, report, form (including, without limitation, any estimated, withholding, or information tax returns or reports) or other document or information required to be supplied or actually provided to a governmental authority in connection with Taxes.

     Section 3.16 Authorized Signatories. Schedule 3.16 lists the names of all
                  ----------------------
authorized signatories on bank accounts and safe deposit boxes maintained by each Company, of all employees holding credit cards issued in the name of any Company and of all Persons holding powers of attorney for any Company or, with respect to his position as an officer, any officer of any Company.

     Section 3.17 Brokers, Finders, etc. None of the Sellers or the Companies
                  ---------------------
has employed, or is subject to any claim of, any broker, finder, consultant or intermediary in connection with the Purchase and Exchange who might be entitled to a fee or commission from Buyer upon consummation of the Purchase and Exchange.

     Section 3.18 Real Property. Schedule 3.18 contains a list and brief
                  -------------
description of all real properties owned (the "Owned Real Property") or leased (the "Leased Real Property") by the Radio Station Companies, including all structures located on those real properties (the Owned Real Property and the Leased Real Property being collectively referred to herein as the "Real Property"). Except as set forth on that Schedule and except for any Aurora Permitted Encumbrance, the Radio Station Companies have good and marketable title to the Owned Real Property, free and clear of any Encumbrance. All improvements on the Owned Real Property are in accordance with all applicable laws, ordinances, regulations and orders, including, those applicable to zoning, environment and the establishment and maintenance of working conditions for labor. None of the Sellers knows of any law, ordinance, regulation, order, restriction or agreement, including any zoning law, that would restrict the present operations of the Radio Station Companies or the presently planned expansion or alteration of or addition to the structures located on any of the Real Property. Except as disclosed on Schedule 3.18, the Purchase and Exchange will not adversely affect the Radio Station Companies' right to use the Real Property for the same purpose and to the same extent as they were being used by the Radio Station Companies prior to the date of this Agreement.

     Section 3.19 Holding Companies. Except as set forth in Schedule 3.19 or as
                  -----------------
contemplated by or provided in this Agreement, none of the Companies (other than the Radio Station Companies) (i) owns or holds any property or assets or conducts any business (other than the ownership of the membership or other limited liability company ownership interests in any other Company as set forth in Schedule 3.2), (ii) has any liabilities (other than any indebtedness or other liability under the Existing Aurora Credit Facilities), (iii) has entered into any contractual obligation on behalf of itself or (iv) holds or is subject to any FCC License or any other license, permit, authorization or approval of any Governmental Authority.

     Section 3.20 Subsidiaries. None of the Companies has any direct or indirect
                  ------------
subsidiaries, except for another Company. Other than as reflected in Schedule 3.2, none of the Companies owns, directly or indirectly, any shares or other equity interest or securities in any business organization, entity or enterprise.

     Section 3.21 Environmental Matters. Except as set forth in any
                  ---------------------
environmental report delivered by Sellers to Buyer prior to the date of this Agreement and except as otherwise set forth on Schedule 3.21, no hazardous or toxic substance or waste regulated under any applicable environmental, health or safety law has been generated, stored, transported or released on, in, from or to the Real Property. Except as set forth in any environmental report delivered by Sellers to Buyer prior to the date of this Agreement and except as set forth on Schedule 3.21, the Companies have complied in all material respects with all environmental, health and safety laws applicable to the Radio Stations.

     Section 3.22 Accounts Receivable. Except as set forth on Schedule 3.22, the
                  -------------------
accounts receivable of the Companies have arisen in the ordinary course of business and are valid, subject, however, to the reserves for bad or questionable accounts provided for on the latest dated balance sheet included in the financial statements described in Section 3.3. Schedule 3.22 sets forth the aging of accounts receivable of the Companies as of December 31, 1999. Except as set forth on Schedule 3.22, each account receivable of the Companies described on Schedule 3.22 represents the bona fide sale and delivery of goods or services to, or as directed by, the account debtors set forth on such Schedule. None of such accounts receivable is represented by a note or chattel paper. Except as set forth on Schedule 3.22, there has been no change in policy or practice of any of the Companies relating to the collection of accounts receivable of any of the Companies or the establishment of reserves with respect thereto since December 31, 1999.

     Section 3.23 Acquisition Agreements. None of the Sellers or the Companies
                  ----------------------
has made any claim (or knows of any reasonable basis for any claim) for indemnification under any acquisition agreement pursuant to which any of the Sellers or their Affiliates acquired ownership of any of the Companies or any assets of any of the Companies. All of Sellers' rights to indemnification and other rights and remedies under all such acquisition agreements (if any) are assignable to Buyer hereunder (and Sellers agree to so assign, at Buyer's request at or after the Closing, any or all of such rights and remedies to Buyer).

     Section 3.24 Affiliate Transactions. Except for Sellers' acquisition of
                  ----------------------
ownership of the Companies and as set forth on Schedule 3.24, there has not been any transaction between any Company and any Seller or any Affiliate of any Seller (other than another Company).

     Section 3.25 No Misrepresentation. None of this Agreement, Exhibit A
                  --------------------
hereto, any Schedule or any certificate furnished or to be furnished by or on behalf of any Seller or any Company pursuant to this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE IIIA

     Representations and Warranties of Sellers as to Organization, Authorization, etc.

     Each Seller severally (and not jointly and severally) represents and warrants, with respect to such Seller, that:

     Section 3A.1. Organization: Authorization: etc.
                   --------------------------------

           (a) Such Seller (if such Seller is not an Individual Seller) is a corporation, limited partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation.

           (b) Such Seller (if such Seller is not an Individual Seller) has all requisite corporate, partnership or limited liability company power to execute and deliver this Agreement and to perform its obligations hereunder. If such Seller is an Individual Seller, such Seller has all requisite power to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance by such Seller (if such Seller is not an Individual Seller) have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement is the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms.

           (c) Neither the execution and delivery of this Agreement nor performance by such Seller of its obligations hereunder does or will (i) conflict with such Seller's certificate or incorporation or by-laws, partnership agreement, limited liability company agreement or other constitutive documents or (ii) except as listed in Schedule 3A.1(c), (x) conflict with or result in a breach of any term of, or require any consent under, any contract, or other agreement or instrument by which such Seller is bound, (y) give rise to any Encumbrance upon any of such Seller's Subject Interests, or (z) violate any judgment or order of any Governmental Authority to which such Seller is subject, except where such conflict, breach, Encumbrance or violation would not have an Aurora Material Adverse Effect.

           (d)     Such Seller owns the Subject Interests described on Schedule
3.2 free and clear of any Encumbrances, except for restrictions imposed by federal and state securities laws and the Third Amended and Restated Limited Liability Company Agreement of Aurora Communications.

     Section 3A.2. Investment by Continuing Sellers.
                   --------------------------------

           (a) Such Continuing Seller is acquiring the Nassau Equity Interests and shares of common stock of NBP to be acquired by such Continuing Seller pursuant hereto (such Continuing Seller's "Exchange Interests") for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated or permitted by this Agreement, such Continuing Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

           (b) Such Continuing Seller understands that such Continuing Seller's Exchange Interests have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. The certificates for such Continuing Seller's Exchange Interests shall bear a legend to such effect, and appropriate stop transfer instructions shall be issued.

           (c) Such Continuing Seller has not been formed for the specific purpose of acquiring Exchange Interests pursuant to this Agreement. Such Continuing Seller understands the term "accredited investor" as used in Regulation D promulgated under the Securities Act and represents and warrants to Buyer and NBP that such Continuing Seller is an "accredited investor" for purposes of acquiring Exchange Interests.

           (d) Such Continuing Seller has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is able to bear the economic risk of such investment. Such Continuing Seller has carefully reviewed the representations concerning Buyer and NBP contained in this

Agreement and has made detailed inquiry concerning Buyer and NBP, their respective businesses and personnel; Buyer has made available to such Continuing Seller any and all written information that such Continuing Seller has requested and have answered, to such Continuing Seller's satisfaction, all inquiries made by such Continuing Seller. Such Continuing Seller has adequate assets and means of providing for its needs and contingencies to sustain a complete loss of such Continuing Seller's investment in Buyer and NBP. Such Continuing Seller's overall commitment to investments that are not readily marketable is not disproportionate to such Continuing Seller's assets; and such Continuing Seller's investment in such Continuing Seller's Exchange Interests will not cause such overall commitment to become excessive.

                                   ARTICLE IV

                 Representations and Warranties of Buyer and NBP

     Subject to Sections 9.2 and 9.3, Buyer and, solely for purposes of Sections 4.1, 4.2, 4.3 and 4.15, NBP represent and warrant that:

     Section 4.1 Organization: Authorization: etc.
                 --------------------------------

           (a) Each of the Nassau Companies and NBP is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each of Buyer and NBP has all requisite corporate, partnership or limited liability company power to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance by each of Buyer and NBP have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement is the legal, valid and binding obligation of Buyer and NBP, enforceable in accordance with its terms. Each of the Nassau Companies and NBP (i) now has and, after consummation of the Purchase and Exchange, will have full corporate, partnership or limited liability company power to own all of its properties and assets and to carry on its business and
(ii) is now and, after consummation of the Purchase and Exchange, will be duly qualified to do business and in good standing in each jurisdiction in which the conduct of its business requires it or will require it to be so qualified, except where failure to be so qualified or in good standing would not have a Nassau Material Adverse Effect.

           (b) Neither the execution and delivery of this Agreement nor performance by Buyer or NBP of its obligations hereunder does or will (i) conflict with Buyer's or NBP's partnership agreement, articles of incorporation or by-laws or other constitutive documents or (ii) (x) except as set forth in
Schedule 4.1, conflict with or result in a breach of (or give rise to any right of termination or acceleration of) any term of, or require any consent under, any lease, contract or other agreement or instrument by which Buyer or NBP is bound or (y) violate any judgment or order of any court or other governmental authority to which Buyer or NBP is subject, except where such conflict, breach or violation would not have a Nassau Material Adverse Effect.

           (c) Buyer has delivered to Sellers' Agent true and complete copies of the certificate of incorporate and by-laws, partnership agreement, limited liability company agreement or other constitutive documents of each of the Nassau Companies. NBP has delivered to Sellers' Agent time and complete copies of its certificate of incorporation and by-laws.

           (d) Schedule 4.1(d) sets forth as to each of the Nassau Companies and NBP its jurisdiction of incorporation or formation and the jurisdictions in which it is qualified to do business as a foreign limited partnership, foreign corporation or foreign limited liability company.

     Section 4.2 Capitalization. Schedule 4.2 sets forth (i) as to each Nassau
                 --------------
Company, its equityholders and number, type and class of equity interests of such Nassau Company owned by such equityholders and (ii) as to NBP, its authorized capital stock, the number of shares of each class thereof outstanding, the record owners of such outstanding shares of capital stock and the numbers and classes of such outstanding shares owned by such owners (such outstanding partnership interests and capital stock being referred to herein as the "Buyer/NBP Equity Interests"). The Buyer/NBP Equity Interests, as set forth in Schedule 4.2, are all of the issued and outstanding equity interests of the Nassau Companies and all of the issued and outstanding capital stock of NBP. All of the Buyer/NBP Equity Interests are duly authorized and validly issued and, in the case of outstanding capital stock, fully paid and non-assessable. Except as set forth on Schedule 4.2, there are no options or other rights to acquire equity interests, or securities convertible into equity interests, of the Nassau Companies or NBP.

     Section 4.3 Financial Statements.
                 --------------------

           (a) Buyer has previously delivered to Sellers true and complete copies of the unaudited consolidated balance sheet of the Nassau Companies as of December 31, 1999 and the consolidated statements of income and cash flows of the Nassau Companies for the year then ended. NBP has previously delivered to Sellers true and complete copies of the unaudited balance sheet of NBP as of December 31, 1999 and the statements of income and cash flows of NBP for the December 31, 1999 then ended. Such financial statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied (except for the omission of footnotes), and present fairly in all material respects the financial position, results of operations and other information included therein as of the date and for the period specified therein.

           (b) Except as set forth on Schedule 4.3, all accounting ledgers and other books and records of the Nassau Companies and NBP are located at the principal office of Buyer in Princeton, New Jersey.

     Section 4.4 Licenses.
                 --------

           (a) Buyer has furnished to Sellers true copies of all FCC licenses (which are identified on Schedule 4.4(a)), which constitute all required licenses and permits and authorizations for the day and night operation of the radio stations and associated auxiliary facilities of such radio stations operated by the radio stations indicated on such Schedule. Each such radio station has the right to use the call letters it presently uses (as listed on Schedule 4.8), pursuant to the rules and regulations of the FCC. Each Nassau Company has complied in all material respects with the terms and conditions of the respective FCC licenses applicable to it and with the FCC's other requirements. The FCC's most recent renewals of such FCC licenses were not challenged by any petition to deny or by any competing application.

           (b) Each Nassau Company possesses all material governmental licenses, permits, approvals and other authorizations required by such Nassau Company in the conduct of its business. Except as identified in Schedule 4.4(b), no application, action or proceeding is pending for the renewal or modification of any of such licenses, permits, approvals or authorizations, and no application, action or proceeding is pending or, to Buyer's knowledge, threatened that may result in the denial of the application for renewal, the revocation, modification, nonrenewal or suspension of any of such licenses, permits, approvals or authorizations, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction and, to Buyer's knowledge, there is no basis for any such denial, revocation, modification, non-renewal or suspension or any such order or sanction.

     Section 4.5 Operation of Radio Stations FCC Reports.
                 ---------------------------------------

           (a) Each of the radio stations owned by a Nassau Company is being operated in all material respects in accordance with the FCC licenses applicable thereto, the Communications Act of 1934, as amended, the rules and regulations thereunder, and all other material legal requirements, federal, state and local, applicable to such radio stations.

           (b) To Buyer's knowledge, all applications, reports, notices and other documents required to be filed by the Nassau Companies with the FCC or any other Governmental Authority have been filed and complied with in all material respects and are complete and correct as filed and the licensee company of each radio station owned by the Nassau Companies has timely placed in its public inspection file all documentation required by the FCC.

     Section 4.6 Consents.
                 --------

           (a) Except for the FCC Consent, the filing of necessary reports and notifications and the receipt of necessary governmental approvals under the HSR Act, any filings with any Governmental Authority required to be made in connection with the Buyer Incorporation and as set forth in Schedule 4.6, no consent or approval by, or filing with, any Governmental Authority or other third party is required in connection with the execution or delivery of this Agreement by Buyer or NBP or the consummation of the Purchase and Exchange.

           (b) Neither Buyer nor NBP knows of any facts that would cause the FCC to deny the FCC Consent.

     Section 4.7 Assets. Each Nassau Company has good and marketable title to
                 ------
the assets and properties owned by it, free and clear of all Encumbrances, other than Nassau Permitted Encumbrances.

     Section 4.8 Trade Rights. etc. Schedule 4.8 lists the call letters,
                 -----------------
trademarks, tradenames and other trade rights and marks used by the Nassau Companies in the operation of their radio stations. Except as listed on Schedule 4.8, no Nassau Company has licensed, consented to or waived, and Buyer has no knowledge of, any other Person's use of any such call letters, trademarks, tradenames and other trade rights and marks. Buyer does not know of any challenge or claim with respect to the use by any of the Nassau Companies any of the call letters, trademarks, tradenames or other trade rights or marks used by the Nassau Companies in the operation of the radio stations owned by them. To Buyer's knowledge, the Nassau Companies collectively possess adequate and enforceable common law rights to use the call signs, trademarks, tradenames and other trade rights and marks so used by them within the respective jurisdictions where such call signs, trademarks, tradenames, and other rights and marks are currently used. None of the Nassau Companies has received any notice of conflict which asserts any rights of others with respect to any of such call signs, trademarks, tradenames or other trade rights or marks, and Buyer does not know of any basis for the assertion of any such rights. To Buyer's knowledge, none of the Nassau Companies is infringing any patent, copyright or trademark of any third party and no claim has been made or threatened against any Nassau Company alleging any such violation.

     Section 4.9 Changes Since December 31. 1999. Except as set forth in
                 -------------------------------
Schedule 4.9 or in any other Schedule to this Agreement, since December 31, 1999 there has not been:

           (a) any Nassau Material Adverse Effect, and each Nassau Company has operated its business, including its radio stations, in the ordinary course of business;

           (b) any change in any of the licenses, permits or franchises of any Nassau Company which has had or would have a Nassau Material Adverse Effect, or any change in the methods of accounting or accounting practice, which have had or may reasonably be expected to have an Nassau Material Adverse Effect or a material adverse effect on the licenses, permits or franchises of the Nassau Companies as a whole;

           (c) any damage, destruction or other casualty loss which constitutes a Nassau Material Adverse Effect;

           (d) any direct or indirect redemption, purchase or other acquisition of any partnership interest, capital stock, membership interest or other limited liability company ownership interest of any Nassau Company or any declaration setting aside or payment of any dividend or other distribution on or in respect of any partnership interest, capital stock, membership interest or other limited liability ownership interest of any Nassau Company;

           (e) any action by any Nassau Company to amend it articles or incorporation or by-laws, limited liability company agreement or other constitutive documents; or

           (f) any issuance or retirement of any equity or debt securities by any Nassau Company or any grant by any Nassau Company of any option or issuance of any warrant or securities convertible into such securities.

     Section 4.10 Litigation. etc. Except as set forth in Schedule 4.10:
                  ---------------

           (a) No action, litigation, arbitration or other proceeding (and to the knowledge of Buyer, no investigation) is pending by or against or, to the knowledge of Buyer, threatened against any Nassau Company which, if adversely determined, would reasonably be expected to have a Nassau Material Adverse Effect.

           (b) No Nassau Company is subject or party to any judgment or order of or stipulation with any court or other Governmental Authority, or in violation of any provision of any law, license, permit, approval or authorization, which judgment, order, stipulation or violation has had or would reasonably be expected to have a Nassau Material Adverse Effect.

     Section 4.11 Taxes. Each of the Nassau Companies has timely filed all
                  -----
federal, state, local and foreign Tax Returns that it was required to file, and such Tax Returns are correct and complete in all material respects. Each Nassau Company has paid, or has set up an adequate reserve on its balance sheet dated as of December 31, 1999 for the payment of, all federal, state, local and foreign Taxes with respect to any period ending on or before December 31, 1999. For the purposes of the preceding sentence, December 31, 1999 shall be treated as the last day of a taxable period whether or not it is in fact the last day of a taxable period. Since December 31, 1999, no Nassau Company has incurred any material liability for federal, state, local and foreign Taxes except in the ordinary course of business. There are no matters under discussion between any Nassau Company and any taxing authority in respect of any Tax assessment relating to any Nassau Company. Each of the Nassau Companies has been a Pass-Through Entity for federal, state and local income tax purposes from the date of its formation, and no election has been made under Treasury Regulation Section 301.7701-3 by or with respect to any Nassau Company for such entity to be treated as an entity other than a Pass-Through Entity.

     Section 4.12 Brokers, Finders, etc. No Nassau Company has employed, and is
                  ---------------------
subject to any claim of, any broker, finder, consultant or intermediary in connection with the Purchase and Exchange who might be entitled to a fee or commission from any Seller upon consummation of the Purchase and Exchange.

     Section 4.13 Real Property. Schedule 4.13 contains a list and brief
                  -------------
description of all real properties owned (the "Nassau Owned Real Property") or leased (the "Nassau Leased Real Property") by the Nassau Companies, including all structures located on those real properties (the Nassau Owned Real property and the Nassau Leased Real Property being collectively referred to herein as the "Nassau Real Property"). Except as set forth on that Schedule and except for any Nassau Permitted Encumbrance, the Nassau Companies have good and marketable title to the Nassau Owned Real Property, free and clear of any Encumbrances, except for any Nassau Permitted Encumbrances. All improvements on the Nassau Owned Real Property are in accordance with all applicable laws, ordinances regulations and orders including those applicable to zoning, environment and the establishment and maintenance of working conditions for labor. Buyer knows of no law, ordinance, regulation, order, restriction or agreement, including any zoning law that would restrict the present operations of the Nassau Companies. The Purchase and Exchange will not adversely affect the Nassau Companies' right to use the Nassau Real Property for the same purpose and to the same extent as they were being used by the Nassau Companies prior to the date of this Agreement.

     Section 4.14 Subsidiaries. None of the Nassau Companies has any direct or
                  ------------
indirect subsidiaries, except for another Nassau Company. Other than as reflected in Schedule 4.2, none of the Nassau Companies owns, directly or indirectly, any shares or other equity interest or securities in any business organization, entity or enterprise.

     Section 4.15 Reserved.
                  --------

     Section 4.16 Insurance. The insurance policies maintained by Buyer and its
                  ---------
subsidiaries are adequate in scope, coverage (including for fire, casualty, liability and extended coverage) and amount for the business conducted by them, in light of policies maintained by other companies similarly situated in the industry.

     Section 4.17 Investment by Buyer.
                  -------------------

           (a) Buyer is acquiring the Subject Interests for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

           (b) Buyer understands that the Subject Interests have not been registered under the Securities Act, or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.

           (c) Buyer has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is able to bear the economic risk of such investment. Buyer has carefully reviewed the representations concerning the Companies contained in this Agreement and has made detailed inquiry concerning the Companies, their respective business and personnel; Sellers have made available to Buyer any and all written information that Buyer has requested and have answered to, to Buyer's satisfaction, all inquiries made by Buyer.

     Section 4.18 Accounts Receivable. Except as set forth on Schedule 4.18, the
                  -------------------
accounts receivable of the Nassau Companies have arisen in the ordinary course of business and are valid, subject, however, to the reserved for bad or questionable accounts provided for on the latest dated balance sheet included in the financial statements described in Section 4.3. Except as set forth on
Schedule 4.18, each account receivable of the Nassau Companies described on
Schedule 4.18 represents the bona fide sale and delivery of goods or services to, or as directed by, the account debtors set forth on such Schedule. None of such accounts receivable is represented by a note or chattel paper. Except as set forth on Schedule 4.18, there has been no change in policy or practice of any of the Nassau Companies relating to the collection of accounts receivable of any of the Companies or the establishment of reserves with respect thereto since December 31, 1999.

     Section 4.19 Environmental Matters. Except as set forth in any
                  ---------------------
environmental report delivered by Buyer to Sellers prior to the date of this Agreement and except as otherwise set forth on Schedule 4.19, to Buyer's knowledge no hazardous or toxic substance or waste regulated under any applicable environmental, health or safety law has been generated, stored, transported or released on, in, from or to any Nassau Real Property. Except as set forth in any environmental report delivered by Buyer to Sellers prior to the date of this Agreement and except as set forth on Schedule 4.19, to Buyer's knowledge the Nassau Companies have complied in all material respects with all environmental, health and safety laws applicable to radio stations owned by the Nassau Companies.

     Section 4.20 No Misrepresentation. None of this Agreement, any Exhibit, any
                  --------------------
Schedule or any certificate furnished or to be furnished by or on behalf of Buyer or NBP pursuant to this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                            Covenants of the Parties

     Section 5.1 Covenants of Sellers. Sellers, severally (and not jointly and
                 --------------------
severally) covenant that between the date hereof and the Closing Date:

           (a)   Conduct of Business. Except as set forth in Schedule 5.1(a):
                 -------------------

                 (i) The business of each Radio Station Company and the operations of each Radio Station will be conducted only in the ordinary course of business as heretofore conducted; each Radio Station Company will use reasonable efforts to maintain the character, quality and content of its Radio Stations' programming and will maintain advertising and other promotional expenditures substantially consistent with past practices; and each Radio Station Company will use all reasonable efforts to preserve and maintain its business and properties intact, keep available the services of its employees, and preserve each Radio Station Company's relationships with its suppliers, customers, sales representatives and others having business relations with it, and generally to maintain the reputation of its Radio Stations in its broadcasting area; each Company will pay its debts and taxes when due (other than any debts or taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Generally Accepted Accounting Principles have been provided on the books of such Company) and pay or perform its other material obligations when due; and the representation and warranty in Section 3.19 shall be true and correct at all times;

                 (ii) No Company will sell, or otherwise dispose of or encumber (other than Aurora Permitted Encumbrances), or obligate itself to sell, lease or otherwise dispose of or encumber (except for Aurora Permitted Encumbrances), any of its assets other than in the ordinary course of business, or acquire or merge or consolidate with or into any other Person, or enter into any agreements relating to any of the foregoing; provided, however, that this provision shall not prevent any disposition by a Company of any assets required to be so disposed by the FCC or any Governmental Authority;

                 (iii) Except in accordance with such Company's normal compensation practices, no Company will, except as may be required by existing contracts listed in Schedule 3.7, increase, or obligate itself to increase, the compensation payable or to become payable by such Company to any of its employees, or incur any material additional obligations with respect to any such employees;

                 (iv) As soon as practicable after they are prepared (but in any event no later than April 15, 2000 in the case of the financial statements referred to in clause (A) below), Sellers shall furnish to Buyer (A) the consolidated and consolidating balance sheets and statements of income and cash flows of the Companies, as audited by Ernst & Young LLP, for the period beginning January 20, 1999 and ending December 31, 1999, and (B) all financial reports and statements relating to the operation of each Company that are prepared in the ordinary course of business, including monthly reports of sales and revenue, monthly operating statements, quarterly balance sheets, and any other similar documents prepared by Sellers or such Company relating to such Company (and all such monthly, quarterly or other periodic reports and statements referred to in this clause (B) shall be furnished to Buyer within thirty (30) days of the end of the relevant month, quarter or period);

                 (v) Sellers shall promptly notify Buyer in writing of, and furnish any information Buyer may request with respect to, (i) any claim, litigation, proceeding or governmental investigation threatened or asserted by or against any of the Companies, (ii) any event or condition relating to any Seller or any of its Affiliates that would cause any of the conditions to Buyer's obligation to consummate the Purchase and Exchange not to be fulfilled and (iii) any occurrence of any kind that would have an Aurora Material Adverse Effect;

                 (vi) None of Sellers or their Affiliates (other than a Company) will enter into any transaction with any Company, except (x) transactions relating to the provision of corporate services, insurance and "overhead" in the ordinary course consistent with past practice, (y) the Purchase and Exchange and (z) transactions required in order for the representations and warranties of Sellers contained in this Agreement to be true and correct at the Closing;

                 (vii) No Radio Station Company will enter into any broadcast time sales agreement, or other material contract, commitment or understanding except those that are in the ordinary course of business and are consistent with the Radio Station Company's past business practices;

                 (viii) None of Sellers or the Companies shall, without Buyer's prior written consent, by any act or omission within the reasonable control of any Seller or any Company or its agents, surrender, modify, forfeit or fail to seek renewal on regular terms of, any of the FCC Licenses held by or applicable to any Radio Station Company or its Radio Stations or cause the FCC to institute any proceedings for the cancellation or modification thereof (and Sellers represent and warrant severally (and not jointly and severally) that no such proceeding is now pending or, to Each Seller's knowledge, threatened), or fail to prosecute with due diligence any pending application to the FCC except that nothing contained herein shall prevent any Company from making any transfer of an FCC License to any other Company;

                 (ix)   No Company will grant any severance or termination pay
(i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with such Company's policies and past practices or pursuant to written agreements outstanding and identified in Schedule 3.7;

                 (x) No Company will commence any litigation other than (x) for the routine collection of bills or (y) in such cases where such Company in good faith determines that failure to commence suit would result in the material impairment of such Company's business, provided that such Company notifies Buyer prior to the filing of such a suit;

                 (xi) No Company will declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its equity securities, or split, combine or reclassify any of its equity securities; provided, that any Radio Station Company may pay such dividends or make such distributions to another Radio Station Company;

                 (xii) No Company will repurchase or otherwise acquire, directly or indirectly, any of its equity securities except from non-executive officers or other similar personnel in accordance with agreements existing as of the date hereof and identified in Schedule 3.7 that require the repurchase of securities in connection with any termination of service to such Company;

                 (xiii) No Company will issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any securities of any class, type or kind, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such securities;

                 (xiv) No Company will cause, permit or propose any amendments to its articles of incorporation or by-laws, limited liability company agreement or other constitutive documents;

                 (xv) No Company will incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business), enter into any capital lease or guarantee any indebtedness of others; and

                 (xvi) If any of the contracts on Schedule 3.7 are subject to expiration or termination before the Closing, the Company which is a party to such contract shall use reasonable efforts to extend such contracts on reasonable terms in accordance with its past practice unless such Company shall determine that such expiration or termination is in the best interest (financial and otherwise) of such Company.

           (b)   Access to Companies.
                 -------------------

                 (i) Sellers shall permit, and shall cause the Companies to permit, upon reasonable notice and during regular business hours, any individuals designated by Buyer to observe any aspect of the business of any Company or the operations of any Radio Station as shall be reasonably necessary for Buyer to assume management duties after the Closing. Nothing herein shall limit any Seller's or any Company's right and obligation to manage, control, direct and supervise the employees and operations of such Company or any Radio Station.

                 (ii) Sellers shall give, and shall cause the Companies to give, to Buyer and to Buyer's attorneys, accountants, engineers and other agents or representatives, and to Buyer's lenders, underwriters, financial advisors or potential lenders and their attorneys, agents and representatives, reasonable access, during normal business hours, to all of any Company's properties, books, contracts, commitments and records, and will furnish Buyer and such lenders or potential lenders during such period with copies thereof and any other information relating to any such Company as Buyer or such underwriters, financial advisors or lenders or potential lenders may reasonably request. Sellers and Buyer and such banks, firms or lending institutions shall cooperate to minimize the disruption to operations that may be caused by such access.

           (c)   Cooperation with respect to Financing. Sellers shall cooperate,
                 -------------------------------------
and shall cause the Companies to cooperate, with Buyer, Buyer's lenders and potential lenders and their attorneys, agents and representatives in Buyer's obtaining the financing required to consummate the Purchase and Exchange.

           (d)   No Solicitation. From the date hereof to the Closing or the
                 ---------------
termination of this Agreement, none of the Sellers or any Company shall, directly or indirectly, through any of their officers, directors, employees, representatives or agents, encourage, solicit or initiate discussions or negotiations with, or knowingly provide any information to, any Person or group (other than Buyer, its lenders and potential lenders and their respective agents and representatives) concerning any merger, sale of substantial assets, sale of shares of equity securities or similar transaction involving any Company.

           (e)   Barter Agreements. From the date hereof to the Closing Date,
                 -----------------
Sellers shall not permit any Radio Station Company to enter into a barter, trade, or similar agreement (a "Barter Agreement") for the sale of more than $50,000 of air time without Buyer's written consent (which consent shall not be unreasonably withheld or delayed).

           (f)   Reduction Liabilities. During the period from the delivery of
                 ---------------------
the certificate of the Chief Financial Officer of Aurora Communications required to be delivered pursuant to Section 6.2(c) to the Closing, none of the Reduction Liabilities shall be increased

(whether through the incurrence of any additional indebtedness or otherwise) from the amounts thereof stated in such certificate.

     Section 5.2 Covenant of Buyer Regarding Aurora Communications Lease. Buyer
                 -------------------------------------------------------
agrees that, for a period of one year from and after the Closing, it will (i) cause Aurora Communications to continue the Lease Agreement dated July 1999 between Three Stamford Landing Associates LLC and Aurora Communications and (ii) permit Osborn to continue to occupy the lease premises (with telephone and utility services to be provided to the lease premises as they are currently provided) at no cost to Osborn. During such one year period, Buyer will make, or cause Aurora Communications to make, monthly payments of $13,000 to or as directed by Osborn solely for the purposes of paying rent and occupancy costs under such lease and other administrative expenses. Unless Osborn (or his designee) shall have assumed (subject to landlord approval) Aurora Communication's obligations under such lease at the end of such one year period and shall have given Buyer notice of his intent to do so at least 90 days prior to the end of such period, Osborn shall vacate the lease premises at the end of such period. At the Closing, Buyer shall cause the Companies to convey to Osborn or to any Person designated by Osborn, without charge, all of the office furniture and equipment located on the leased premises (other than any such furniture and equipment constituting fixtures or owned by any Person other than Osborn or any Company).

     Section 5.3 Additional Covenants of Buyer. Subject to Section 9.2, Buyer
                 -----------------------------
covenants that, between the date hereof and the Closing Date:

           (a)   Conduct of Business. Except (other than with respect to clauses
                 -------------------
(iii) and (iv) below) as contemplated by the Buyer Incorporation or the IPO or as set forth in Schedule 5.3(a):

                 (i) The business of each Nassau Company and the operations of each radio station will be conducted only in the ordinary course of business as heretofore conducted; each Nassau Company will use reasonable efforts to maintain the character, quality and content of its radio station's programming and will maintain advertising and other promotional expenditures substantially consistent with past practices; and each Nassau Company will use all reasonable efforts to preserve and maintain its business and properties intact, keep available the services of its employees, and preserve each Nassau Company's relations with its suppliers, customers, sales representatives and others having business relations with it, and generally to maintain the reputation of its radio stations in its broadcasting area; each Nassau Company will pay its debts and taxes when due (other than any debts or taxes the amount or validity of which are currently being contested in good faith and appropriate proceedings and with respect to which reserved in conformity with Generally Accepted Accounting Principles have been provided on the books of such Nassau Company), and pay or perform its other material obligations when due;

                 (ii) No Nassau Company will sell, or otherwise dispose of or encumber (other than Nassau Permitted Encumbrances), or obligate itself to sell, lease or otherwise dispose of or encumber (except for Nassau Permitted Encumbrances), any of its assets other than in the ordinary course of business, or acquire or merge or consolidate with or into any other Person, or enter into any agreements relating to any of the foregoing; provided, however, that this provision shall not prevent any disposition by any Nassau Company of any assets required to be so disposed by the FCC or any Governmental Authority;

                 (iii) As soon as practicable after they are prepared (but in any event no later than March 31, 2000 in the case of the financial statement referred to in clause (A) below), Buyer shall furnish to Sellers' Agent (A) the consolidated balance sheets and statements of income and cash flows of the Nassau Companies, as audited by Grant Thornton LLP, for the period beginning January 1, 1999 and ending December 31, 1999, and (B) all consolidated financial reports and statements relating to the operation of the Nassau Companies that are prepared in the ordinary course of business, including monthly reports of sale and revenue, monthly operating systems quarterly balance sheets, and any other similar documents prepared by the Nassau Companies relating to the Nassau Companies (and all such monthly, quarterly or other periodic reports and statements referred to in this clause (B) shall be furnished to Sellers' Agent within thirty (30) days of the end of the relevant month, quarter or period);

                 (iv) Buyer shall promptly notify Sellers' Agent in writing of, and furnish any information Sellers' Agent may request with respect to, (i) any claim, litigation, proceeding or governmental investigation threatened or asserted by or against any of the Nassau Companies, (ii) any event or condition relating to Buyer or any of its Affiliates that would cause any of the conditions to Sellers' obligation to consummate the Purchase and Exchange not to be fulfilled and (iii) any occurrence of any kind that would have a Nassau Material Adverse Effect;

                 (v) No Nassau Company shall, without Sellers' Agent's prior written consent, by any act or omission within the reasonable control of such Nassau Company or its agents, surrender, forfeit or fail to seek renewal on regular terms of, any FCC license held by or applicable to it or cause the FCC to institute any proceedings for the cancellation or modification thereof (no such proceeding being now pending or, to Buyer's knowledge, threatened), or fail to prosecute with due diligence any pending application to the FCC, except that nothing contained herein shall prevent any Nassau Company from making any transfer of an FCC license to any company wholly owned (directly or indirectly) by Buyer;

                 (vi) No Nassau Company will commence any litigation other than (x) for the routine collection of bills or (y) in such cases where such Nassau Company in good faith determines that failure to commence suit would result in the material impairment of such Nassau Company's business, provided that such Nassau Company notifies Sellers' Agent prior to the filing of such a suit;

                 (vii) Buyer will not declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its equity securities, or split, combine or reclassify any of its equity securities; provided, that any Nassau Company may pay such dividends or make such distributions to another Nassau Company;

                 (viii) No Nassau Company (other than Buyer pursuant to the Master Agreement, the Amended and Restated Option Agreement referred to in the Master Agreement and the July 31, 1995 Letter referred to in the Master Agreement) will repurchase or otherwise acquire, directly or indirectly, any of its equity securities, except from non-executive officers or other similar personnel in accordance with agreements existing as of the date hereof and delivered to Sellers prior to the date hereof that require the repurchase of securities in connection with any termination of service to such Nassau Company, and except that up to $8 million of equity securities of Buyer may be repurchased or otherwise acquired by the Nassau Companies;

                 (ix) No Nassau Company (other than Buyer pursuant to the Master Agreement, the Amended and Restated Option Agreement referred to in the Master Agreement and the July 31, 1995 Letter referred to in the Master Agreement) will issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any securities of any class, type or kind, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such securities, except pursuant to or in connection with (1) the Existing Nassau Credit Facility, (2) any Acquisition Indebtedness or (3) an IPO; and

                 (x) No Nassau Company will cause, permit or propose any amendments to its partnership agreements, articles or incorporation or by-laws, limited liability company agreement or other constitutive documents, other than pursuant to the Master Agreement or the Buyer Incorporation and other than any amendments that would not adversely affect the Nassau Equity Interests to be received by Continuing Sellers at the Closing.

           (b)   Access to Nassau Companies. Buyer shall give, and shall cause
                 --------------------------
the Nassau Companies to give, to Sellers' Agent and to its attorneys, accountants, engineers and other agents or representatives, reasonable access, during normal business hours, to all of any Nassau Company's properties, books contracts, commitments and records, and will furnish Sellers' Agent during such period with copies thereof and any other information relating to any such Nassau Company as Sellers' Agent may reasonably request. Sellers' Agent and Buyer shall cooperate to minimize the disruption to operations that may be caused by such access.

     Section 5.4 Covenants of Sellers and Buyer. Sellers, jointly and severally,
                 ------------------------------
and Buyer covenant that:

           (a)   FCC Application. Sellers and Buyer shall cooperate in the
                 ---------------
preparation and filing, within ten days after the date hereof, of FCC Applications for each of the Radio

Stations. The parties shall cooperate in the diligent submission of any additional information requested by the FCC with respect to such FCC Applications, and shall take all reasonable steps that are necessary and proper to the expeditious prosecution of such FCC Applications to a favorable conclusion.

           (b)   HSR Act. Sellers and Buyer shall cooperate in the preparation
                 -------
and filing, within ten days after the date hereof, of any reports or notifications that may be required to be filed under the HSR Act in connection with the Purchase and Exchange with each of the Department of Justice and the Federal Trade Commission, and Sellers and Buyer promptly shall comply with all requests for further documents and information made by the Department of Justice or the Federal Trade Commission, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

           (c)   Confidentiality. Except as required by law, or unless otherwise
                 ---------------
agreed to in writing by the other party, Buyer and each Seller agrees that for a period of five years following the date hereof, it (i) will keep all Proprietary Information (as defined below) of the disclosing party confidential (other than disclosures to the receiving party's equity holders, board of directors, senior management, personnel and legal and accounting and financial advisors on a "need to know" basis) and (ii) will not use Proprietary Information of the disclosing party for any purpose other than for purposes of evaluating or effecting the Purchase and Exchange. For purposes of this Section 5.4(c), "Proprietary Information" means information about the disclosing party regardless of the form in which it is communicated that contains or otherwise reflects information about the disclosing party, other than for information that (i) becomes generally available to the public other than as a result of disclosure by the receiving party or any of its representatives, (ii) was available to the receiving party on a non-confidential basis prior to the disclosure of such information to the receiving party, provided that the source of such information was not known to the receiving party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing party with respect to such information, or (iii) becomes available on a non-confidential basis from a source other than the disclosing party or its representatives, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing party with respect to such information. If this Agreement is terminated as provided in Article VIII, each receiving party, at its own expense shall return to the disclosing party all books, records and other documents and papers obtained from the disclosing party, and all copies, that contain or consist of Proprietary Information

           (d)   Reasonable Commercial Efforts. Except as otherwise provided
                 -----------------------------
herein, the parties hereto agree to cooperate and use their reasonable commercial efforts to consummate the Purchase and Exchange.

     (e)   Further Assurances. Each party shall cooperate and take such actions,
           ------------------
and execute such other documents, at the Closing or subsequently, as may be reasonably requested by another party in order to more effectively transfer the Subject Interests from Sellers to Buyer and to issue the Nassau Equity Interests to Continuing Sellers and to otherwise carry out the other provisions and purposes of this Agreement.

                                   ARTICLE VI

                            Conditions to the Closing

     The obligations of the parties identified in the respective sections below to consummate the Purchase and Exchange are subject to the satisfaction or waiver in writing, at or prior to the Closing, of the conditions set forth in such respective sections:

     Section 6.1 Conditions of the Parties. The obligations of Sellers, on the
                 -------------------------
one hand, and Buyer and NBP, on the other hand (considering Sellers to be one party and Buyer and NBP to be one party for this Section 6.1):

           (a) The other party's representations and warranties in this Agreement shall be true and correct in all material respects (or, in the case of any representation or warranty that expressly contains a materiality or similar qualification, in all respects) at and as of the Closing as though made at and as of such time, except for changes contemplated by the this Agreement, and except to the extent that a different time is specifically stated in any such representation and warranty; and the other party's covenants and agreements in this Agreement shall have been performed or complied with in all material respects at or prior to the Closing;

           (b) Buyer and NBP, on the one hand, or each Seller, on the other hand, shall have delivered a certificate executed by (i) if such party is a corporation, such party's President and Secretary, (ii) if such party is a partnership or limited liability company, a general partner or authorized member or manager of such party or (iii) if such party is an individual, such individual, in each case, dated the Closing Date, certifying the fulfillment of the condition in Section 6.1(a) and, in the case of each Seller, the conditions in Section 6.2(d) and (e);

           (c) Each party (other than Buyer, NBP, Sellers, Sellers' Agent or Aurora Communications) whose execution and delivery is necessary for effectiveness thereof shall have executed and delivered the agreements contemplated by Section 2.4(e) and the Partnership Rights Agreements, as applicable, and the Employment Termination and Non-Competition Agreement as contemplated by Section 2.4;

           (d) The other party shall have delivered an opinion of counsel, dated the Closing Date, as agreed to by each party hereto;

           (e) Final Orders granting the FCC's consent and approval to the transfer of control of the FCC Licenses for all of the Radio Stations to Buyer as contemplated by the Agreement shall have been obtained as contemplated by the definition of "Closing Date" in Section 1.1; and

           (f) All applicable waiting periods shall have expired and all necessary approvals shall have been obtained under the HSR Act with respect to the Purchase and Exchange.

     Section 6.2 Conditions of Buyer. The obligations of Buyer and NBP:
                 -------------------

           (a) The consents approvals and other actions of any Governmental Authority listed in Schedules 3.1(c), 3.4(b), 3.6(a), 3.7 and 3A.1(c) shall have been obtained, in form and substance reasonably satisfactory to Buyer and its counsel.

           (b) No action or proceeding shall have been instituted or threatened by any governmental authority which seeks to restrain or prohibit the Purchase and Exchange, or which seeks to subject Buyer to any liability, penalty or restriction in connection with this Agreement or the Purchase and Exchange; and no injunction or order prohibiting the Purchase and Exchange shall be in effect.

           (c) Not later than three days prior to the Closing, Sellers shall have delivered to Buyer, each in form satisfactory to Buyer, (i) a certificate signed by the Chief Financial Officer of Aurora Communications, setting forth, in reasonable detail, the Reduction Liabilities, as of the Closing Date, and the individual and aggregate amounts thereof and (ii) letters from the Companies' lenders (A) setting forth the Reduction Liabilities owed or payable to such lenders in reasonable detail (including as to principal, interest, prepayment fees and all other amounts then owing or that would be payable upon the payment of all principal on the Closing Date) and (B) identifying all Encumbrances held by such lenders and all related UCC and other lien filings then on file. All such Reduction Liabilities shall be prepayable in accordance with their terms upon or in connection with the Closing.

           (d) All intercompany accounts between any of the Companies and any of the Sellers shall have been paid in full.

           (e) None of the FCC Licenses shall have been revoked or suspended; and there shall not have been any adverse change in the terms and conditions of any FCC License with respect to any Radio Station, except to the extent that any such revocation, suspension or change has not resulted in and would not result in an Aurora Material Adverse Effect; and no proceeding for any such revocation, suspension or change shall be in effect or shall have been threatened.

           (f) All proceedings taken in accordance with the Purchase and Exchange and all documents incident to such proceedings shall be reasonably satisfactory to counsel to Buyer.

           (g) Sellers shall have provided to Buyer a report of the appropriate filing officers in the jurisdictions in which the Radio Stations or other assets of the Companies are located indicating the absence of filings of financing statements and other liens of record (other than those reflecting the liens and security interests identified in Schedule 3.8) with their respective offices under the Uniform Commercial Code with respect to any of the Radio Stations or other assets of the Companies and dated not more than five (5) Business Days prior to the Closing Date.

           (h) Buyer shall have received the written resignation of (i) all officers and members of the Boards of Directors of the Corporate Holders and
(ii) all managers, officers, directors or similar representatives of each other Company (in each case effective at or prior to the Closing).

     Section 6.3 Conditions of Sellers. The obligations of Sellers (or, in the
                 ---------------------
case of Section 6.3(c), solely the Continuing Sellers):

           (a) No action or proceeding shall have been instituted or threatened by any governmental authority which seeks to restrain or prohibit the Purchase and Exchange, or which seeks to subject any Seller to any liability, penalty or restriction in connection with this Agreement or the Purchase and Exchange; and no injunction or order prohibiting the Purchase and Exchange shall be in effect.

           (b) The consents, approvals and other actions of any Governmental Authority listed in Schedules 4.1, 4.4(a) and 4.4(b) shall have been obtained, in form and substance reasonably satisfactory to Sellers and their counsel.

           (c) None of the Nassau Companies' FCC licenses shall have been revoked or suspended, and there shall not have been any adverse change in the terms and conditions of any such FCC license with respect to any radio station owned by the Nassau Companies, except to the extent that any such revocation, suspension or change has not resulted in and would not result in a Nassau Material Adverse Effect; and no proceeding for any such revocation, suspension or change shall be in effect or shall have been threatened.

           (d) All proceedings taken in accordance with the Purchase and Exchange and all documents incident to such proceedings shall be reasonably satisfactory to counsel to Sellers.

           (e) The FCC shall have granted its consent to the transactions contemplated by the Master Agreement and such grant shall have become a Final Order.

           (f) In the event that the Buyer Incorporation has occurred prior to or will occur simultaneously with the Closing, the IPO shall have occurred or shall occur simultaneously with the Closing.

           (g) Buyer shall have executed and delivered to BACI, upon the request of BACI, all forms and information required by the rules and regulations of the United States Small Business Administration.

                                   ARTICLE VII

                                    Indemnity

     Section 7.1 Indemnity and Indemnification Procedure.
                 ---------------------------------------

           (a) Subject to the limitations set forth in Section 7.2 and to Sections 7.4 and 9.2, from and after the Closing Date, Sellers, severally (and not jointly and severally), according to their respective Subject Interests Percentages, shall indemnify and hold harmless Buyer and NBP and their respective officers, directors, partners, employees, Affiliates, agents, representatives, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against and in respect of any and all Damages resulting from any breach of any representation, warranty, covenant or agreement of Sellers in this Agreement, except for the representations, warranties, covenants and agreements described in Section 7.1(b).

           (b) Subject to the limitations set forth in Section 7.2 and to Sections 7.4 and 9.2, from and after the Closing each Seller shall severally (and not jointly and severally) indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Damages resulting from (1) the breach of any representation or warranty made by such Seller in Article IIIA, or
(2) any breach of any covenant or agreement to be performed by such Seller under Sections 2.4(a), 2.4(c), 2.5, 2.6(d)(ii), 5.1(d), 5.4(c), 5.4(d) or 5.4(e).

           (c) Subject to Sections 7.1(h), 7.4, 9.2 and 9.3 and to the limitations set forth in Section 7.2, from and after the Closing Date, Buyer shall indemnify Sellers and their respective officers, directors, partners, members, employees, Affiliates, agents, representatives, successors and assigns (collectively, the "Seller Indemnified Parties") from and against and in respect of any and all Damages resulting from any breach of any representation, warranty, covenant or agreement of Buyer or NBP in this Agreement.

           (d) Subject to Section 7.1(h), if any matter shall arise which, in the opinion of an Indemnified Party, constitutes or may give rise to Damages subject to indemnification by the Indemnifying Party as provided in this Article VII (an "Indemnity Claim"), such Indemnified Party shall give prompt written notice (a "Notice of Claim") of such Indemnity Claim to the Indemnifying Party setting forth the relevant facts and circumstances of such Indemnity Claim in reasonable detail and the amount of indemnity (to the extent the Indemnified Party can reasonably determine such amount) sought from the Indemnifying Party with respect thereto. A failure to give such notice or delay in giving such notice shall not affect the Indemnified Party's right to indemnification or the Indemnifying Party's obligation to indemnify as set forth in this Agreement, except to the extent the Indemnifying Party is actually prejudiced by such failure or delay.

           (e) If any Indemnity Claim is based on any demand, suit, claim or assertion of liability by one or more third parties against any of the Buyer Indemnified Parties that could give rise to an indemnification obligation under
Section 7.1(a) against Sellers (a "Third Party Claim"), the obligations and liabilities of the parties with respect to any Third Party Claim shall be subject to the following additional terms and conditions:

                 (i) Sellers' Agent (on behalf of Sellers) shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Third Party Claim by written notice to Buyer.

                 (ii) In the event that Sellers' Agent shall elect not to undertake such defense or opposition, or, within twenty (20) days after written notice to Sellers' Agent of any such Third Party Claim from Buyer, Sellers' Agent shall fail to undertake to defend or oppose, Buyer (upon further written notice to Sellers' Agent) shall undertake the defense, opposition, compromise or settlement of such Third Party Claim, by counsel of its own choosing on behalf of and for the account and risk of Sellers.

                 (A) Buyer shall conduct the defense of or opposition to such Third Party Claim as would a reasonable and prudent Person to whom no indemnity is available.

                 (B) Buyer and Sellers' Agent and their respective counsel or other representatives shall cooperate in good faith with respect to such Third Party Claim.

                 (C) Buyer shall not compromise or settle such Third Party Claim or consent to entry of any judgment, without the written consent of Sellers' Agent, which consent shall not be unreasonably withheld or delayed.

           (f) Anything herein to the contrary notwithstanding: (i) Sellers' Agent (on behalf of Sellers) shall have the right, at Sellers' own cost and expense, to participate in the defense, opposition, compromise or settlement of any Third Party Claim; (ii) Sellers' Agent shall not, without Buyer's written consent, settle or compromise any Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Buyer of a release from all liability in respect of such Third Party Claim or which includes any non-monetary relief; and
(iii) in the event that Sellers' Agent
undertakes defense of or opposition to any Third Party Claim, Buyer, by counsel of its own choosing and at its sole cost and expense, shall have the right to consult with Sellers' Agent and its counsel or other representatives concerning such Third Party Claim; and (iv) Sellers' Agent and Buyer and their respective counsel or other representatives shall cooperate in good faith with respect to any Third Party Claim.

           (g) Any Third Party Claim not disputed shall be paid by Sellers within thirty (30) days after receiving notice of the Third Party Claim. A "Disputed Claim" shall mean a Third Party Claim which Sellers' Agent objects to in writing within thirty (30) days after receiving notice of the Third Party Claim. In the event there is a Disputed Claim, Sellers shall be required to pay Buyer the amount of all Damages for which Sellers have been found liable, such payment to be made within ten (10) days after there is a final determination with respect to such Disputed Claim. A final determination of a Disputed Claim shall be (i) a judgment of any court determining the validity of such Disputed Claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed; (ii) an award of any arbitration determining the validity of such Disputed Claim, if there is not pending any motion to set aside such award and if the time within which to move to set aside such award has elapsed;
(iii) a written determination of the dispute with respect to such Disputed Claim signed by the parties thereto (specifically including Sellers' Agent if Sellers' Agent has elected to participate in such determination as provided in this
Section 7.1) or their attorneys; (iv) a written acknowledgment of Sellers or Sellers' Agent that Sellers no longer dispute the validity of such claim or (v) such other evidence of final determination of a Disputed Claim as shall be acceptable to the parties thereto (specifically including Sellers' Agent if Sellers' Agent has elected to participate in such determination as provided in this Section 7.1). No undertaking of defense or opposition to a Third Party Claim by Sellers' Agent or Sellers shall be construed as an acknowledgment by Sellers that they are liable to Buyer with respect to the Third Party Claim at issue or other similar Third Party Claims.

     Section 7.2 Limitation of Indemnification Liability. Except to the extent
                 ---------------------------------------
expressly provided in Section 7.2(g), the liability of any Indemnifying Party for indemnification under Section 7.1 and for all other claims under this Agreement or with respect to the Purchase and Exchange shall be limited as follows:

           (a) Except as provided in Section 2.2(b), the indemnification provisions contained in this Article VII set forth the exclusive remedies for money damages owing from Sellers to the Buyer Indemnified Parties and from Buyer to the Seller Indemnified Parties that arise under this Agreement. Buyer shall have no indemnification obligations under this Article VII in the event that the Escrow Deposit and all earnings thereon are payable to Sellers pursuant to the third sentence of Section 2.2(b).

           (b) Except with respect to Damages otherwise indemnifiable hereunder arising out of (i) the breach of the representations and warranties contained in Section 3.1, 3.2,

3A.1, 3.6, 4.1, 4.2 or 4.6, (ii) Buyer's failure to satisfy its obligations to pay the Cash Consideration as provided in Section 2.2 or (iii) the failure of Buyer or Sellers' Agent's and Sellers to satisfy their respective payment obligations in respect of the Net Working Capital Adjustments as provided in
Section 2.6, no Indemnifying Party shall have any liability for any Damages otherwise indemnifiable by such Indemnifying Party hereunder unless the aggregate amount of Damages exceeds $1,000,000, in which event the Indemnifying Party shall have liability for such Indemnifiable Damages only to the extent that the aggregate amount of such Damages exceeds $250,000.

           (c) No Indemnifying Party shall have any liability for any Damages with respect to which a Notice of Claim has not been given to the Sellers' Agent or Buyer (as applicable) prior to the applicable Expiration Date. The Indemnifying Party shall continue to be liable for any Indemnity Claim for which a Notice of Claim has been given prior to the applicable Expiration Date until such Indemnity Claim has been satisfied or otherwise resolved as provided in this Article VII.

           (d) Except with respect to Damages otherwise indemnifiable hereunder arising out of the breach of the representations and warranties contained in Section 3.1, 3.2, 3A.1, 3.6, 4.1, 4.2 or 4.6, no Indemnifying Party shall have any liability for any Damages otherwise indemnifiable by such Indemnifying Party hereunder to the extent that the aggregate amount of such Damages exceeds $7,000,000.

           (e) Except as otherwise set forth in Section 7.1(a), no Indemnifying Party shall have liability for any Damages otherwise indemnifiable hereunder arising out of (i) any matter disclosed in all material respects in this Agreement (including the Exhibits hereto and Schedules) or in any agreement, certificate, document or other instrument delivered by or on behalf of any Indemnifying Party pursuant to this Agreement or (ii) any matter known to Buyer or Sellers, as applicable, as of the Closing Date.

           (f) Sellers shall not have liability for any Damages to the extent that the matter forming the basis for such Damages was taken into account in the calculation of Closing Net Working Capital.

           (g) Notwithstanding anything to the contrary contained herein, the limitations on the Indemnifying Parties' indemnification liability in this
Section 7.2 shall not apply to (i) common law fraud or any right of recission or
(ii) equitable relief in the nature of specific performance or injunctive relief with respect to this Agreement prior to the Closing Date. In addition, no indemnification under this Article VII shall apply to any breaches by any party under the Escrow Agreement, the Partnership Rights Agreements or the Employment Termination and Non-Competition Agreement and each party to such agreements shall have good remedies as may be available at law or in equity with respect to any such breaches.

     Section 7.3 Definition of Damages or Damages. For purposes of this
                 --------------------------------
Agreement, "Damage" or "Damages" shall mean any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character (but specifically excluding indirect costs or special or consequential damages) arising out of the matters or circumstances referred to in Section 7.1. The amount of any indemnifiable Damages hereunder shall be reduced by the amount of (a) insurance proceeds actually received net of deductibles, incidental expenses and costs of collection, (b) proceeds (other than insurance proceeds) or amounts from third parties (regardless of when received but only if actually received), and (c) any tax benefits which are reasonably anticipated to be realized by the Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, in each case of clauses (a), (b) or
(c), in connection with or as a result of such Damages.

     Section 7.4 Survival.
                 --------

           (a) The representations, warranties, covenants and agreements shall survive the Closing for the applicable Expiration Date. For this purpose, the Expiration Date shall mean:

                 (i) With respect to the representations and warranties contained in Sections 3.15 and 4.11, the Expiration Date shall be that date that is 30 days after the expiration of the applicable statute of limitations (as it may be extended under applicable law).

                 (ii) With respect to all other representations and warranties contained in this Agreement, the Expiration Date shall be the first anniversary of the Closing Date.

                 (iii) With respect to the covenants and agreements contained in this Agreement, the Expiration Date shall be that date on which the applicable statute of limitations expires.

                                  ARTICLE VIII

                                   Termination

     Section 8.1 Termination. This Agreement (other than with respect to
                 -----------
Sections 5.2(a) and 8.2) may be terminated at any time prior to the Closing:

           (a)   by mutual consent of all the parties hereto;

           (b) by Buyer, on the one hand, or by Sellers, on the other hand (considering Buyer to be one party, and Sellers to be one party, for the purposes of this Section 8.1(b)), if

                 (i) the Closing shall not have occurred prior to the first anniversary of the date hereof;

                 (ii) if all of the conditions to the other party's obligations to consummate the Purchase and Exchange and the Closing provided in
Article VI shall have been satisfied and the other party fails to close the Purchase and Exchange on the Closing Date; or

                 (iii) if the Mass Media Bureau or the FCC en banc by written order refuses to approve without a hearing the FCC Applications for all the Radio Stations owned by all the Radio Station Companies, or if the FCC issues its order granting approval of any such FCC Application but with a condition materially adverse to Buyer or any Seller and the party to which the condition applies does not elect (or with a condition materially adverse to any Company and Buyer does not elect to cause such Company) to comply with such condition within fifteen (15) days after the date the FCC's order becomes a Final Order;

provided, that neither party may terminate this Agreement pursuant to this
Section 8.1(b) if it is at that time in material breach of this Agreement;

           (c) by Buyer if any loss, damage or other occurrence prevents broadcast transmissions by WICC AM, WEBE FM, WRKI FM, WFAS AM or WFAS FM for more than three continuous days, provided that if Buyer does not terminate this Agreement pursuant to this Section 8.1(c) within ten days of notice by Sellers' Agent (which notice Sellers' Agent shall give as soon as practicable after it becomes aware of any loss, damage or other occurrence which is reasonably likely to prevent broadcast transmissions by any Radio Station for more than three continuous days), Sellers shall, jointly and severally, at Sellers' expense, cause the Radio Station Company that owns and operates such Radio Station promptly to restore transmissions and replace the damaged property in a manner substantially similar to that previously conducted or existing (the "Sellers Repairs") and, in such event, Buyer shall not be entitled to terminate this Agreement by reason of such failure to broadcast. If the Sellers Repairs have not been completed at the time the Closing would otherwise be held, then the Closing shall be deferred until a date within fifteen days after Sellers' Agent has notified Buyer of the completion of the Sellers Repairs, the Closing Date to be selected by Sellers upon not less than five days' prior notice to Buyer. If the Sellers Repairs have not been completed and Buyer so notified by the close of business on the tenth day following date on which the Closing would otherwise have occurred, Buyer may terminate this Agreement. If the Closing Date would be after the period permitted by the FCC's Final Orders, Sellers and Buyer shall file an appropriate application with the FCC for an extension of time within which to complete the Closing. Notwithstanding anything in this Section 8.1(c) to the contrary, if the Sellers Repairs would cost in the aggregate more than $1,000,000 in excess of amounts covered by insurance, Sellers may terminate this Agreement unless Buyer agrees to bear the cost in excess of $1,000,000. The need for any Sellers Repairs shall not constitute a breach by Sellers of any covenant, representation or warranty hereunder, if Sellers fulfill their obligations under this Section 8.1(c);

           (d) by Sellers if any loss, damage or other occurrence prevents broadcast transmissions by WPST FM, WJLK FM or WOBM FM for more than three continuous days, provided that if Sellers do not terminate this Agreement pursuant to this Section 8.1(d) within ten days of notice by Buyer (which notice Buyer shall give as soon as practicable after it becomes aware of any loss, damage or other occurrence which is reasonably likely to prevent broadcast transmissions by any such radio station for more than three continuous days), Buyer shall, at Buyer's expense, cause the Nassau Company that owns and operates such radio station promptly to restore transmissions and replace the damaged property in a manner substantially similar to that previously conducted or existing (the "Buyer Repairs") and, in such event, Seller shall not be entitled to terminate this Agreement by reason of such failure to broadcast. If the Buyer Repairs have not been completed at the time the Closing would otherwise be held, then the Closing shall be deferred until a date within fifteen days after Buyer has notified Sellers' Agent of the completion of the Buyer Repairs, the Closing Date to be selected by Buyer upon not less than five days' prior notice to Sellers' Agent. If the Buyer Repairs have not been completed and Sellers' Agent so notified by the close of business on the tenth day following date on which the Closing would otherwise have occurred Seller may terminate this Agreement. If the Closing Date would be after the period permitted by the FCC's Final Orders, Sellers and Buyer shall file an appropriate application with the FCC for an extension of time within which to complete the Closing. Notwithstanding anything in this Section 8.1(d) to the contrary, if the Buyer Repairs would cost in the aggregate more than $1,000,000 in excess of amounts covered by insurance, Buyer may terminate this Agreement unless Sellers agree to bear the cost in excess of $1,000,000. The need for any Buyer Repairs shall not constitute a breach by Buyer of any covenant, representation or warranty hereunder, if Buyer fulfills its obligations under this Section 8.1(d);

           (e) by Sellers if the FCC shall not have granted its consent to the transactions contemplated by the Master Agreement and such grant shall not have become a Final Order by the earlier of the Closing Date or June 30, 2000.

     Section 8.2 Effect of Termination. Upon termination of this Agreement
                 ---------------------
pursuant to any provision of this Article VIII, this Agreement shall be void and of no other effect, and there shall be no liability by reason of this Agreement or the termination hereof on the part of any party hereto or on the part of the respective directors, officers, employees, agents or shareholder of any of them, in each case except for the willful breach of any representations, warranties, covenant or agreements contained herein, provided, that in the event of such
                                         --------
termination, no Seller shall have any liability by reason of the breach by any Seller of any representation, warranty, covenant or agreement contained herein and any such liability under this Section 8.2 shall be born by Aurora Communications, and provided further, that in the event that such termination
                    ----------------
occurs in connection with a Payment Event, Sellers' sole and exclusive remedy with respect thereto shall be the payment of the Escrow Deposit and the earnings thereon pursuant to Section 2.2(b) and the Escrow Agreement.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1 Control of the Radio Stations. Between the date hereof and the
                 -----------------------------
Closing Date, Buyer shall not directly or indirectly control, supervise or direct or attempt to control, supervise or direct the operation of any of the Radio Stations, but such operation shall be the sole responsibility of and in the complete discretion of Sellers and the Companies, subject only to the provisions of this Agreement.

     Section 9.2 Benefitting Sellers. The representations, warranties, covenants
                 -------------------
and agreements of Buyer in this Agreement are made for the benefit of all of the Sellers, except that (x) the representations and warranties of Buyer in Article IV (other than in Section 4.1, 4.6, 4.12 and 4.17), and (y) the covenants of Buyer in Section 5.3 (other than in clause (a)(iv)(i) thereof), are made solely for the benefit of the Continuing Sellers, and no Exiting Seller or any officer, director, partner, member, employee, Affiliate, agent, representative, successor or assign of any Exiting Seller shall be entitled to any indemnification under
Article VII on the basis of any such provision of this Agreement so stated to be solely for the benefit of the Continuing Sellers.

     Section 9.3 Buyer Incorporation. In the event that the Buyer Incorporation
                 -------------------
occurs before or simultaneously with the Closing:

           (a) All provisions of this Agreement relating to NBP (but solely as such provisions relate to NBP) shall be deemed to have no effect, provided that the rights and obligations of NBP under the indemnification provisions of
Article VII (and any provision of this Agreement that would form the basis of an Indemnity Claim thereunder) shall continue to be effective to the extent that either (i) NBP shall have suffered any Damages otherwise indemnifiable under such Article or (ii) any Seller shall have suffered any Damages otherwise indemnifiable under such Article based on the breach of any representation or warranty of NBP made on the date of the execution of this Agreement or the breach of any covenant or agreement of NBP in this Agreement which constitutes an obligation of NBP to be satisfied before the earlier of the Buyer Incorporation or the Closing.

           (b) All references to "Buyer" in this Agreement shall be deemed to be references to (i) Nassau Broadcasting Partners, L.P. before the occurrence of the Buyer Incorporation or (ii) the corporate successor of Buyer from and after the occurrence of the Buyer Incorporation.

           (c) Buyer shall have the right to amend any disclosure Schedule (including Schedules 4.1(d) and 4.2) before or at the time of the Closing solely to reflect the occurrence of the Buyer Incorporation, provided that such amendment is not materially adverse to Sellers.

     Section 9.4 Assignment of Rights; Successors and Assigns.
                 --------------------------------------------

           (a) Sellers acknowledge that Buyer may assign its rights under this Agreement to (i) the corporate successor of Buyer pursuant to the Buyer Incorporation and (ii) the institutional lender or lenders which provide Buyer with financing for the Purchase and Exchange (as security for such financing), provided that such assignment shall not be effective unless Buyer shall have defaulted on its obligations to such institutional lender or lenders under the agreements governing such financing.

           (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, that, except as provided in Section 9.4(a), this Agreement cannot be assigned in whole or in part by any party without the express written consent of each of the other parties and no provision of this Agreement shall be enforceable by, or create or evidence any right of, any third party.

     Section 9.5 Notices. All notices, requests, demands or other communications
                 -------
in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand; or when sent by facsimile transmission, receipt confirmed; or when mailed by first class, certified mail, postage prepaid; in each case as follows:

                 (A)  If to any Sellers or Sellers' Agent:

                      BancAmerica Capital Investors SBIC I, L.P.
                      100 North Tryon Street, 25th Floor
                      Charlotte, North Carolina 28255
                      Attention: Robert H. Sheridan, III
                      Attention: Craig A. Elson
                      Facsimile: 704-386-6432

                      with a copy to:

                      Kennedy Covington Lobdell & Hickman, L.L.P.
                      Bank of America Corporate Center
                      100 North Tryon Street, Suite 4200
                      Charlotte, North Carolina 28202
                      Attention: Eugene C. Pridgen, Esq.
                      Facsimile: 704-331-7598

                 (B)  If to Buyer:

                      Nassau Broadcasting Partners, L.P.
                      c/o Nassau Broadcasting Partners, Inc.
                      619 Alexander Road, Third Floor
                      Princeton, New Jersey 08540
                      Attention: Michael S. Libretti
                      Facsimile: 609-452-6017

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, New York 10036
                      Attention: Phyllis G. Korff, Esq.
                      Facsimile: 917-777-2694

     Section 9.6 Expenses. Each party shall bear the expenses incurred by it in
                 --------
connection with the preparation and consummation of this Agreement and its portion of the FCC Applications and all reports, notifications and other documents or filings under the HSR Act contemplated hereby. Buyer, on the one hand, and the Companies, on the other hand, shall share equally all FCC filing fees in connection with the FCC Applications and all Department of Justice and Federal Trade Commission filing fees in connection with such agencies' review of the transactions contemplated by this Agreement under the HSR Act. All expenses of the Companies under this Section 9.6 shall be accrued as current liabilities on the Closing Balance Sheet. The Corporation Sellers shall pay any stock transfer taxes incurred in connection with the transfer of the AMI Shares or the AAA Shares, as applicable.

     Section 9.7 Appointment of Sellers' Agent. Each Seller appoints the
                 -----------------------------
Sellers' Agent (with full power of substitution) as his or its agent and attorney-in-fact to act for him or it and in his or its name in connection with all matters related to this Agreement and the other agreements contemplated hereby (collectively the "Transaction Agreements") and the transactions contemplated by the Transaction Agreements, and each of them gives the Sellers' Agent full power and authority to deliver certificates or other evidence of ownership for his or its Subject Interests, to take all action contemplated to be taken by the Sellers' Agent under the Transaction Agreements, to receive on his or its behalf the purchase price for his Equity Interests payable pursuant to Article II, to execute amendments to the Transaction Agreements (so long as such amendment has been properly authorized by Sellers pursuant to Section 9.15), to give and receive all notices and other communications relating to the Transaction Agreements, and to execute any instruments and documents that the Sellers' Agent may determine necessary in the exercise of his authority pursuant to this power of attorney, all without notice to any of them and with the same effect as if they had themselves taken such action; and each of the Sellers acknowledges and agrees that they shall be bound by, and Buyer and NBP may rely and act upon, any action taken by Sellers' Agent on behalf of the Sellers and upon any instruments and documents signed by him with the same force and effect as if they had themselves so acted. By his execution hereof, Sellers' Agent hereby accepts such appointment and agrees to act as Sellers' Agent under the Transaction Agreements and in connection therewith.

     Sellers' Agent shall not be liable to Sellers for any action taken or omitted by Sellers' Agent in good faith, and in no event shall Sellers' Agent be liable or responsible except for his own gross negligence or willful misconduct. Sellers shall be liable, jointly and severally, to hold Sellers' Agent (acting in such capacity, but not in his capacity as a Seller) harmless from, and to indemnify and reimburse Sellers' Agent for, all amounts paid by Sellers' Agent pursuant to the Transaction Documents and all claims, liabilities, losses, and expenses (including out-of-pocket and incidental expenses reasonably incurred and reasonable legal fees) arising in connection with any action, suit or claim arising under the Transaction Agreements, provided that Sellers' Agent has not acted with gross negligence, bad faith or willful misconduct with respect to any of the events relating to such claims, liabilities, losses or expenses.

     Section 9.8 Remedies. (a) Sellers acknowledge that the Subject Interests to
                 --------
be sold and exchanged pursuant to this Agreement are unique and that Buyer has no adequate remedy at law if Sellers and the Companies shall fail to perform any of their obligations hereunder, and Sellers therefore confirm and agree that Buyer's right to specific performance is essential to protect the rights and interests of Buyer. Accordingly, in addition to any other remedies that Buyer may have hereunder or at law or in equity or otherwise, Sellers hereby agree that Buyer shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Sellers and the Companies, and that Buyer shall have the right to obtain an order or decree of such specific performance, or other equitable relief, in any court of competent jurisdiction.

           (b) Except as otherwise set forth in Sections 2.2(b) and 8.2, Buyer acknowledges that the NBP Common Stock and the Nassau Equity Interests to be sold and exchanged pursuant to this Agreement are unique and that Sellers have no adequate remedy at law if Buyer and NBP shall fail to perform any of their obligations hereunder, and Buyer and NBP therefore confirm and agree that, subject to Sections 2.2(b) and 8.2, Sellers' right to specific performance is essential to protect the rights and interests of Sellers. Accordingly, except as otherwise set forth in Sections 2.2(b) and 8.2, in addition to any other remedies that Sellers may have hereunder or at law or in equity or otherwise, Buyer hereby agrees that Sellers shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Buyer and NBP, and that Sellers shall have the right to obtain an order or decree of such specific performance, or other equitable relief, in any court of competent jurisdiction.

     Section 9.9 Publicity and Disclosures. No press release or other public
                 -------------------------
disclosure, either written or oral, of the Purchase and Exchange or any of the other transactions contemplated hereby shall be made by any of the parties without the prior knowledge and consent of the other parties.

     Section 9.10 Interpretation. When a reference is made in this Agreement to
                  --------------
an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or an Exhibit to, this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a Person, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such Person. Reference to the subsidiaries of a Person shall be deemed to include all direct and indirect subsidiaries of such Person.

     Section 9.11 Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original and which together constitute the same agreement.

     Section 9.12 No Implied Waiver. No failure or delay on the part of a party
                  -----------------
hereto to exercise any right, power or privilege shall be deemed a waiver of any rights and remedies to which such party may be entitled.

     Section 9.13 Entire Agreement. This Agreement (which includes the Schedules
                  -----------------
and Exhibits hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof and, incorporates and merges any and all previous communications, understandings and agreements, oral or written.

     Section 9.14 Governing Law. This Agreement shall be governed by and
                  -------------
construed and enforced in accordance with the laws of the State of Delaware (without reference to such State's conflicts of law rules) except with respect to matters governed by federal law relating to radio communications.

     Section 9.15 Amendment. Subject to applicable law, this Agreement may be
                  ---------
amended or supplemented only by a writing signed by Buyer, Sellers (subject to the last sentence of this Section 9.15) and each other party hereto whose rights or obligations are affected by such amendment or supplement. No waiver of compliance with any provision or condition of this Agreement shall be effective unless evidenced by a writing signed by the party against whom enforcement of such waiver is sought. Notwithstanding the foregoing, any amendment, supplement or waiver of any provision or condition of this Agreement shall be binding on all of the Sellers (and Sellers' Agent) if evidenced by a writing signed by Sellers entitled to receive a majority of the consideration to be received by Sellers hereunder or by Sellers' Agent; provided that any amendment, supplement or waiver that would change the amount, form or timing of receipt of the consideration to be provided to Sellers by Buyer hereunder or would otherwise materially adversely affect the rights of the Exiting Sellers relative to Continuing Sellers shall not be effective unless signed by each Seller.


                        [signatures on following pages]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                     BUYER:

                                     NASSAU BROADCASTING PARTNERS, L.P.
                                     By:  Nassau Broadcasting Partners, Inc., as
                                          Managing General Partner


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:



                                     SELLERS:

                                     BANCAMERICA CAPITAL INVESTORS SBIC I,
                                     L.P., AS A SELLER AND AS SELLERS' AGENT

                                     By:  BANCAMERICA CAPITAL
                                     MANAGEMENT SBIC I, LLC, its general partner

                                     By:  BANCAMERICA CAPITAL
                                          MANAGEMENT I, L.P., its sole member

                                     By:  BACM I GP, LLC, its general partner


                                     By:
                                        ----------------------------------------
                                          Name: Robert H. Sheridan III
                                          Title: Managing Director

                                     FRANK D. OSBORN
                                     ALLISON WAITE OSBORN
                                     CAROLINE LADNER OSBORN
                                     ELIZABETH ANDREW OSBORN
                                     FRANK WILLIAM OSBORN
                                     KATHERINE NELSON OSBORN


                                     -------------------------------------------
                                     Frank D. Osborn, on behalf of himself and as Attorney-in-Fact




                                     -------------------------------------------
                                     Frank G. Washington




                                     -------------------------------------------
                                     Vincent M. Cremona




                                     HELLER FINANCIAL, INC.



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                     ALLIED CAPITAL CORPORATION



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:




                                     ALLIED INVESTMENT CORPORATION



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:




                                     UNIONBANCAL VENTURE CORPORATION



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                     AURORA MANAGEMENT GROUP, LLC




                                     By:
                                        ----------------------------------------
                                           Frank D. Osborn
                                           Authorized Person




                                     NASSAU BROADCASTING PARTNERS, INC.



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:




                                     AURORA COMMUNICATIONS, LLC,
                                     solely with respect to its rights, duties, obligations and with agreements set forth in Section 8.2 hereof



                                     By:   AURORA MANAGEMENT, INC.,
                                           its sole Manager



                                     By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                        63